Exhibit 99.1

                                   ----------

                                CREDIT AGREEMENT

                             DATED AS OF MAY 1, 2006

                                     Between

                             SUREWEST COMMUNICATIONS

                                  as Borrower,

                                       and

                                  COBANK, ACB,

                                    as Lender

                                   ----------

                                TABLE OF CONTENTS
                                -----------------

SECTION 1 AMOUNTS AND TERMS OF LOANS......................................     1

         1.1     Loans....................................................     1
                 (A)    Term Loan.........................................     1
                 (B)    Revolving Loans...................................     1
                 (C)    Letters of Credit.................................     2
                 (D)    Notes.............................................     4
                 (E)    Advances..........................................     4
         1.2     Interest.................................................     4
                 (A)    Interest Options..................................     4
                 (B)    Applicable Margins................................     5
                 (C)    Interest Periods..................................     5
                 (D)    Calculation and Payment...........................     6
                 (E)    Default Rate of Interest..........................     6
                 (F)    Excess Interest...................................     7
                 (G)    Selection, Conversion or Continuation
                         of Loans; LIBOR Availability.....................     7
         1.3     Notice of Borrowing, Conversion or Continuation
                 of Loans.................................................     8
         1.4     Fees and Expenses........................................     8
                 (A)    Commitment Fee....................................     8
                 (B)    Certain Other Fees................................     8
                 (C)    Breakage Fee......................................     9
                 (D)    Expenses and Attorneys Fees.......................     9
                 (E)    Letter of Credit Fees.............................     9
         1.5     Payments.................................................    10
         1.6     Repayments and Reduction of Term Loan and Revolving
                  Loan Commitment and Related Mandatory Repayments........    10

                 (A)    Scheduled Repayments and Reductions of
                         Term Loan and Revolving Loan Commitment..........    10
                 (B)    Reductions Resulting From Mandatory Repayments....    11
                 (C)    Voluntary Reduction of Loan Commitments...........    11
                 (D)    Mandatory Repayments..............................    11
         1.7     Voluntary Prepayments and Other Mandatory Repayments.....    11
                 (A)    Voluntary Prepayment of Loans.....................    12
                 (B)    Repayments from Insurance Proceeds................    12
                 (C)    Repayments from Asset Dispositions................    12
         1.8     Application of Prepayments and Repayments;
                 Payment of Breakage Fees, Etc............................    12
         1.9     Loan Accounts............................................    12
         1.10    Changes in LIBOR Rate Availability.......................    13
         1.11    Capital Adequacy and Other Adjustments...................    13
         1.12    Taxes: No Deductions.....................................    14
         1.13    Changes in Tax Laws......................................    14
         1.14    Term of This Agreement...................................    15
         1.15    Letter of Credit Liability...............................    15

                                       -i-
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SECTION 2 AFFIRMATIVE COVENANTS...........................................    15

         2.1     Compliance With Laws.....................................    15
         2.2     Maintenance of Books and Records; Properties; Insurance..    16
         2.3     Inspection...............................................    16
         2.4     Legal Existence, Etc.....................................    17
         2.5     Use of Proceeds..........................................    17
         2.6     Further Assurances.......................................    17
         2.7     CoBank Patronage Capital.................................    17
         2.8     Investment Company Act; Public Utility Holding Act.......    17
         2.9     Payment of Obligations...................................    17
         2.10    Environmental Laws.......................................    18
         2.11    ERISA Compliance.........................................    18

SECTION 3 NEGATIVE COVENANTS..............................................    18

         3.1     Indebtedness.............................................    19
         3.2     Liens and Related Matters................................    19
         3.3     Investments..............................................    19
         3.4     Contingent Obligations...................................    20
         3.5     Restricted Junior Payments...............................    20
         3.6     Restriction on Fundamental Changes.......................    20
         3.7     Disposal of Assets or Subsidiary Stock...................    21
         3.8     Transactions with Affiliates.............................    22
         3.9     Conduct of Business......................................    22
         3.10    Fiscal Year..............................................    22
         3.11    Inconsistent Agreements..................................    22

SECTION 4 FINANCIAL COVENANTS AND REPORTING...............................    23

         4.1     Leverage Ratio...........................................    23
         4.2     Interest Coverage Ratio..................................    23
         4.3     Net Worth................................................    23
         4.4     Financial Statements and Other Reports...................    23
                 (A)    Quarterly Financials..............................    23
                 (B)    Year-End Financials...............................    23
                 (C)    Borrower Compliance Certificate...................    24
                 (D)    Budgets...........................................    24
                 (E)    SEC Filings and Press Releases....................    24
                 (F)    Events of Default, Etc............................    24
                 (G)    Litigation........................................    24
                 (H)    Environmental Notices.............................    25
                 (I)    ERISA Events......................................    25
                 (J)    Regulatory and Other Notices......................    25
                 (K)    Other Information.................................    25
         4.5     Accounting Terms; Utilization of GAAP for
                 Purposes of Calculations Under Agreement.................    25

SECTION 5 REPRESENTATIONS AND WARRANTIES..................................    26

         5.1     Disclosure...............................................    26
         5.2     No Material Adverse Effect...............................    26
         5.3     Organization, Powers, Authorization and Good Standing....    26
                 (A)    Organization and Powers...........................    26
                 (B)    Authorization; Binding Obligation.................    26
                 (C)    Qualification.....................................    27
         5.4     Compliance of Agreement, Loan Documents and
                  Borrowings with Applicable Law..........................    27
         5.5     Compliance with Law; Governmental Approvals..............    27
         5.6     Tax Returns and Payments.................................    27
         5.7     Environmental Matters....................................    28
         5.8     Financial Statements.....................................    28
         5.9     Intellectual Property....................................    28
         5.10    Litigation, Investigations, Audits, Etc..................    28
         5.11    Employee Labor Matters...................................    29
         5.12    ERISA Compliance.........................................    29
         5.13    Communications Regulatory Matters........................    29
         5.14    Solvency.................................................    30
         5.15    Investment Company Act; Public Utility Holding Act.......    30
         5.16    Certain Agreements and Material Contracts................    31
         5.17    Title to Properties......................................    31
         5.18    Transactions with Affiliates.............................    31
         5.19    OFAC.....................................................    31
         5.20    Patriot Act..............................................    31

SECTION 6 EVENTS OF DEFAULT AND RIGHTS AND REMEDIES.......................    32

         6.1     Event of Default.........................................    32
                 (A)    Payment...........................................    32
                 (B)    Default in Other Agreements.......................    32
                 (C)    Breach of Certain Provisions......................    32
                 (D)    Breach of Warranty................................    32
                 (E)    Other Defaults Under Loan Documents...............    32
                 (F)    Involuntary Bankruptcy; Appointment
                        of Receiver; Etc..................................    33
                 (G)    Voluntary Bankruptcy; Appointment
                        of Receiver; Etc..................................    33
                 (H)    Governmental Liens................................    33
                 (I)    Judgment and Attachments..........................    33
                 (J)    Dissolution.......................................    33
                 (K)    Solvency..........................................    34
                 (L)    Injunction........................................    34
                 (M)    ERISA; Pension Plans..............................    34
                 (N)    Environmental Matters.............................    34
                 (O)    Invalidity of Loan Documents......................    34
                 (P)    Damage; Strike; Casualty..........................    34
                 (Q)    Licenses and Permits..............................    34
                 (R)    Change in Control.................................    34

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         6.2     Suspension of Commitments................................    35
         6.3     Acceleration.............................................    35
         6.4     Rights of Collection.....................................    35
         6.5     Consents.................................................    35
         6.6     Performance by CoBank....................................    35
         6.7     Set Off and Sharing of Payments..........................    36

SECTION 7 CONDITIONS TO LOANS.............................................    36

         7.1     Conditions to Initial Loan...............................    36
                 (A)    Executed Loan and Other Documents.................    36
                 (B)    Closing Certificates; Opinions....................    36
                 (C)    Property..........................................    37
                 (D)    Consents..........................................    37
                 (E)    Fees, Expenses, Taxes, Etc........................    38
                 (F)    Miscellaneous.....................................    38
         7.2     Conditions to All Loans..................................    38

SECTION 8 ASSIGNMENT AND PARTICIPATION....................................    39

SECTION 9 MISCELLANEOUS...................................................    40

         9.1     Indemnities..............................................    40
         9.2     Amendments and Waivers...................................    40
         9.3     Notices..................................................    40
         9.4     Failure or Indulgence Not Waiver;
                  Remedies Cumulative.....................................    41
         9.5     Severability.............................................    41
         9.6     Headings.................................................    41
         9.7     Governing Law............................................    41
         9.8     No Fiduciary Relationship................................    41
         9.9     Construction.............................................    41
         9.10    Confidentiality..........................................    41
         9.11    Consent to Jurisdiction and Service of Process...........    42
         9.12    Waiver of Jury Trial.....................................    42
         9.13    Survival of Warranties and Certain Agreements............    43
         9.14    Entire Agreement.........................................    43
         9.15    Counterparts; Effectiveness..............................    43
         9.16    Patriot Act..............................................    43

SECTION 10 DEFINITIONS....................................................    44

         10.1    Certain Defined Terms....................................    44
         10.2    Other Definitional Provisions............................    54

                                      -iv-
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                                    SCHEDULES

         Schedule 3.8        Transactions with Affiliates
         Schedule 5.3(A)     Jurisdiction of Organization
         Schedule 5.3(C)     Qualification to Transact Business
         Schedule 5.4        Governmental Approvals
         Schedule 5.6        Tax Returns and Payments
         Schedule 5.10       Litigation, Etc.
         Schedule 5.11       Employee Labor Matters
         Schedule 5.13(A)    License Information
         Schedule 5.16       Certain Agreements and Material Contracts

                                    EXHIBITS

         Exhibit 1.3         Form of Notice of Borrowing/Conversion/Continuation
         Exhibit 4.4(C)      Form of Compliance Certificate
         Exhibit 10.1(A)     Form of Revolving Loan Promissory Note
         Exhibit 10.1(B)     Form of Term Loan Promissory Note

                             INDEX OF DEFINED TERMS

         Defined Term                                      Defined in Section
         -------------------------------------------     -----------------------
         Accounting Changes                                  Section 4.5
         Adjusted Consolidated Net Worth                     Section 10.1
         Adjustment Date                                     Section 10.1
         Affiliate                                           Section 10.1
         Agreement                                           Preamble
         Applicable Law                                      Section 10.1
         Asset Disposition                                   Section 10.1
         Banking Day                                         Section 10.1
         Bankruptcy Code                                     Section 10.1
         Base Rate                                           Section 10.1
         Base Rate Loan                                      Section 10.1
         Base Rate Margin                                    Section 10.1
         Borrower                                            Preamble
         Breakage Fees                                       Section 1.4(C)
         Budget                                              Section 10.1
         Business Day                                        Section 10.1
         Calculation Period                                  Section 10.1
         Capital Leases                                      Section 10.1
         Cash Equivalents                                    Section 10.1
         Closing Date                                        Section 10.1
         CoBank                                              Preamble
         Communications Act                                  Section 10.1
         Compliance Certificate                              Section 4.4(C)
         Consolidated Net Assets                             Section 10.1
         Consolidated Net Worth                              Section 10.1
         Contingent Obligation                               Section 10.1
         Default                                             Section 10.1
         EBITDA                                              Section 10.1
         Environmental Laws                                  Section 10.1
         ERISA                                               Section 10.1
         ERISA Affiliate                                     Section 10.1
         ERISA Event                                         Section 10.1
         Event of Default                                    Section 6.1
         Facility(ies)                                       Section 10.1
         FCC                                                 Section 10.1
         Funding Date                                        Section 7.2
         GAAP                                                Section 10.1
         Governmental Approvals                              Section 10.1
         Governmental Authority                              Section 10.1
         Indebtedness                                        Section 10.1

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         Indemnitees                                         Section 9.1
         Intellectual Property Rights                        Section 5.9
         Interest Coverage Ratio                             Section 10.1
         Interest Period                                     Section 1.2(C)
         Interest Rate Agreement                             Section 10.1
         Investment                                          Section 10.1
         IRC                                                 Section 10.1
         Letter of Credit Liability                          Section 10.1
         Letter(s) of Credit                                 Section 1.1(C)
         Leverage Ratio                                      Section 10.1
         LIBOR                                               Section 10.1
         LIBOR Breakage Fees                                 Section 1.4(C)
         LIBOR Loans                                         Section 10.1
         LIBOR Margin                                        Section 10.1
         Licenses                                            Section 10.1
         Lien                                                Section 10.1
         Loan(s)                                             Section 10.1
         Loan Commitment(s)                                  Section 10.1
         Loan Documents                                      Section 10.1
         Material Adverse Effect                             Section 10.1
         Material Contracts                                  Section 10.1
         Multi-employer Plan                                 Section 10.1
         Net Proceeds                                        Section 10.1
         Note(s)                                             Section 10.1
         Note Purchase Agreement                             Section 10.1
         Notice of Borrowing/Conversion/Continuation         Section 1.3
         Obligations                                         Section 10.1
         Patriot Act                                         Section 9.16
         PBGC                                                Section 10.1
         Permitted Encumbrances                              Section 10.1
         Person                                              Section 10.1
         Plan                                                Section 10.1
         Priority Debt                                       Section 10.1
         PUC                                                 Section 10.1
         Quoted Rate                                         Section 10.1
         Quoted Rate Breakage Fees                           Section 1.4(C)
         Quoted Rate Loans                                   Section 10.1
         Quoted Rate Period                                  Section 1.2(A)(i)
         Related Interest Rate Agreement                     Section 10.1
         Reportable Event                                    Section 10.1
         Restricted Investments                              Section 10.1
         Restricted Junior Payment                           Section 10.1

                                     -vii-
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         Revolving Loan(s)                                   Section 10.1
         Revolving Loan Commitment                           Section 10.1
         Revolving Loan Expiration Date                      Section 10.1
         Revolving Loan Facility                             Section 10.1
         Revolving Note(s)                                   Section 10.1
         SEC                                                 Section 4.4(A)
         Statement                                           Section 4.4(B)
         Subsidiary                                          Section 10.1
         Tax Liabilities                                     Section 1.12
         Telecommunications System                           Section 10.1
         Term Loan                                           Section 10.1
         Term Loan Availability Expiration Date              Section 10.1
         Term Loan Commitment                                Section 10.1
         Term Loan Facility                                  Section 10.1
         Term Loan Maturity Date                             Section 10.1
         Term Loan Note(s)                                   Section 10.1
         UCP                                                 Section 1.1(C)(6)

                                CREDIT AGREEMENT
                                ----------------

         This CREDIT AGREEMENT (as amended, supplemented, modified, extended or restated as permitted herein from time to time, and including all schedules and exhibits hereto, this "Agreement") is entered into as of May 1, 2006, between SUREWEST COMMUNICATIONS, a California corporation ("Borrower"), and COBANK, ACB ("CoBank"). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in Section 10.1 of this Agreement.

                                R E C I T A L S:
                                - - - - - - - -

         WHEREAS, Borrower desires that CoBank extend a term loan facility and a revolving loan facility to Borrower, the proceeds of which are to be available for general corporate purposes of Borrower and its Subsidiaries, including, without limitation, refinancing existing indebtedness, capital expenditures, permitted acquisitions and working capital needs;

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                   SECTION 1

                           AMOUNTS AND TERMS OF LOANS

         1.1   Loans. Subject to the terms and conditions of this Agreement and
               -----
in reliance upon the representations, warranties and covenants of Borrower contained herein and in the other Loan Documents:

               (A) Term Loan. CoBank agrees to lend to Borrower, during the
                   ---------
period commencing on the date all conditions precedent set forth in Subsections
7.1 and 7.2 are satisfied or waived and ending on the Business Day immediately preceding the Term Loan Availability Expiration Date, the Term Loan in multiple advances; provided, that the aggregate principal amount of such advances may not exceed the Term Loan Commitment. Amounts borrowed under this Subsection 1.1(A) that are repaid or prepaid may not be reborrowed.

               (B) Revolving Loans. CoBank agrees to lend to Borrower, during
                   ---------------
the period commencing on the date all conditions precedent set forth in Subsections 7.1 and 7.2 are satisfied or waived and ending on the Business Day immediately preceding the Revolving Loan Expiration Date, Revolving Loans; provided, that at any time the aggregate principal amount of all Revolving Loans outstanding at any one time may not exceed the Revolving Loan Commitment less the outstanding Letter of Credit Liability. Within the limits of the Revolving Loan Commitment and this Subsection 1.1(B) and Subsections 1.6, 1.7 and 1.8, amounts borrowed under this Subsection 1.1(B) may be prepaid and reborrowed at any time prior to the Revolving Loan Expiration Date.

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Credit Agreement/SureWest Communications

               (C) Letters of Credit. The Revolving Loan Commitment may, in
                   -----------------
addition to advances as Revolving Loans, be utilized, upon the request of Borrower, for the issuance of irrevocable letters of credit (individually, a "Letter of Credit" and, collectively, the "Letters of Credit") by CoBank for the account of Borrower or any of its Subsidiaries. Each Letter of Credit shall reduce the amount available under the Revolving Loan Commitment by the maximum amount capable of being drawn under such Letter of Credit.

                    (1) Maximum Amount. The aggregate amount of Letter of Credit
                        --------------
Liability with respect to all Letters of Credit outstanding at any time for the account of Borrower or any of its Subsidiaries may not exceed $25,000,000, and the aggregate amount of Letter of Credit Liability with respect to all Letters of Credit outstanding for the account of Borrower or any of its Subsidiaries plus the aggregate principal amount of Revolving Loans outstanding at any time may not exceed the Revolving Loan Commitment.

                    (2) Reimbursement. Borrower is irrevocably and
                        -------------
unconditionally obligated without presentment, demand, protest or other formalities of any kind to reimburse CoBank in immediately available funds for any amounts paid by CoBank with respect to a Letter of Credit issued hereunder for the account of Borrower or any of its Subsidiaries. Borrower hereby authorizes and directs CoBank, at CoBank's option, to make a Revolving Loan in the amount of any payment made by CoBank with respect to any Letter of Credit issued for the account of Borrower or any of its Subsidiaries. If the Letter of Credit is payable in a foreign currency, the amount owed by Borrower in connection with such Letter of Credit shall equal an amount in United States Dollars equivalent to CoBank's actual cost of settling its obligation under such Letter of Credit in such foreign currency. All amounts paid by CoBank with respect to any Letter of Credit that are not immediately repaid by Borrower or that are not repaid with a Revolving Loan shall bear interest at the sum of the Base Rate plus the Base Rate Margin applicable from time to time as provided in Subsection 1.2(B).

                    (3) Conditions of Issuance of Letters of Credit. In addition
                        -------------------------------------------
to all other terms and conditions set forth in this Agreement, the issuance by CoBank of any Letter of Credit shall be subject to the conditions precedent that the Letter of Credit shall support a transaction entered into in the ordinary course of Borrower's or any of its Subsidiaries' businesses and shall be in such form, be for such amount, and contain such terms and conditions as are reasonably satisfactory to CoBank. The expiration date of each Letter of Credit must be on a date which is the earlier of one year from its date of issuance or the 30th day before the date set forth in clause (iii) of the definition of the term Revolving Loan Expiration Date, or such other date as agreed to by both CoBank, in its sole discretion.

                    (4) Request for Letters of Credit. Borrower must give CoBank
                        -----------------------------
at least three Business Days' prior written notice, which notice will be irrevocable, specifying the date a Letter of Credit is requested to be issued and the amount and the currency in which such Letter of Credit is payable, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby. Any notice requesting the issuance of a Letter of Credit shall be accompanied by the form of the Letter of Credit to be provided by CoBank. Borrower must also complete any application procedures and documents required by CoBank in connection with the issuance of any Letter of Credit, including a certificate regarding Borrower's compliance with the provisions of Subsection 7.2 of this Agreement.

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Credit Agreement/SureWest Communications

                    (5) Borrower Obligations Absolute. The obligations of
                        -----------------------------
Borrower under this Subsection 1.1(C) are irrevocable, will remain in full force and effect until CoBank has no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, shall be absolute and unconditional, shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be paid in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                         (a)  Any lack of validity or enforceability of this
Agreement, any of the other Loan Documents or any documents or instruments relating to any Letter of Credit;

                         (b)  Any change in the time, manner or place of payment
of, or in any other term of, all or any of the obligations in respect of any Letter of Credit or any other amendment, modification or waiver of or any consent to or departure from any Letter of Credit, any documents or instruments relating thereto, or any Loan Document in each case whether or not Borrower or its Subsidiaries has notice or knowledge thereof;

                         (c)  The existence of any claim, setoff, defense or
other right that Borrower or its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), CoBank or any other Person, whether in connection with this Agreement, any other Loan Document, any Letter of Credit, the transactions contemplated hereby or any other related or unrelated transaction or transactions (including any underlying transaction between Borrower or its Subsidiaries and the beneficiary named in any such Letter of Credit);

                         (d)  Any draft, certificate or any other document
presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

                         (e)  Payment under any Letter of Credit against
presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                         (f)  Any defense based upon the failure of any drawing
under any Letter of Credit to conform to the terms of such Letter of Credit (provided that any draft, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof), any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

                         (g)  The exchange, release, surrender or impairment of
any collateral or other security for the obligations;

                         (h)  The occurrence of any Default or Event of Default;
or

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Credit Agreement/SureWest Communications

                         (i)  Any other circumstance or event whatsoever,
including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any Subsidiary.

Any action taken or omitted to be taken by CoBank under or in connection with any Letter of Credit, if taken or omitted in the absence of negligence or willful misconduct, is binding upon Borrower and its Subsidiaries and shall not create or result in any liability of CoBank to Borrower or any of its Subsidiaries. It is expressly agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from CoBank's negligence or willful misconduct, none of the following shall be deemed to constitute negligence or willful misconduct by CoBank: (i) CoBank's acceptance of documents that appear on their face to comply with the terms of such Letter of Credit, without responsibility for further investigation, (ii) CoBank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof.

                    (6) UCP. The Uniform Customs and Practice for Documentary
                        ---
Credits as most recently published from time to time by the International Chamber of Commerce (the "UCP") is hereby incorporated in this Agreement and shall be deemed incorporated by this reference into each Letter of Credit issued pursuant to this Agreement. The terms and conditions of the UCP shall be binding on the parties to this Agreement and each beneficiary of any Letter of Credit issued pursuant to this Agreement.

               (D) Notes. Borrower shall execute and deliver to CoBank a Term
                   -----
Loan Note and a Revolving Loans Note, each dated the Closing Date, in the aggregate principal amount of the Term Loan Commitment and the Revolving Loan Commitment, respectively.

               (E) Advances. Loans will be made available by wire transfer of
                   --------
immediately available funds. Wire transfers will be made to such account or accounts as may be authorized by Borrower.

         1.2   Interest.
               --------

               (A)Interest Options.
                  ----------------

                    (i) From the date each Loan is made, based upon Borrower's election at such time and from time to time thereafter (as provided in Subsection 1.3 and subject to the conditions set forth in such Subsection 1.3 and Subsection 1.2 (C)), each Loan shall accrue interest as follows:

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Credit Agreement/SureWest Communications

                         (a) as a portion of the Base Rate Loan, at the sum of the Base Rate plus the Base Rate Margin applicable from time to time as provided in Subsection 1.2(B); or

                         (b) as a LIBOR Loan, for the applicable Interest Period, at the sum of LIBOR plus the LIBOR Margin applicable from time to time as provided in Subsection 1.2(B); or

                         (c) as a Quoted Rate Loan, at the Quoted Rate. The Quoted Rate may be fixed for periods (each, a "Quoted Rate Period") ranging from 365 days to, in the case of the Term Loan, the date in clause (ii) of the definition of "Term Loan Maturity Date" and, in the case of Revolving Loans, the date in clause (iii) of the definition of "Revolving Loan Expiration Date,", such rate and period to be established by CoBank in its sole discretion; provided, however, the period during which the Quoted Rate applies may only expire on a Business Day.

                         (ii) Except as otherwise provided in Subsections 1.2(E)
               and 6.6, interest on all Obligations (other than the interest payments required pursuant to Subsection 1.2(A)(i) above) not paid when due will accrue interest at the Base Rate plus 0.25% per annum.

               (B) Applicable Margins. Initially, and continuing through the day
                   ------------------
immediately preceding the first Adjustment Date, the applicable Base Rate Margin and LIBOR Margin shall be 0.00% and 1.00% per annum, respectively. Commencing on such Adjustment Date, the applicable Base Rate Margin and LIBOR Margin shall be for each Calculation Period the applicable per annum percentage set forth in the pricing table below opposite the applicable Leverage Ratio of Borrower; provided, that at the election of CoBank, effective upon the occurrence of an Event of Default and for so long as it continues the applicable Base Rate Margin and LIBOR Margin shall be 0.25% and 1.25% per annum, respectively.

                                  PRICING TABLE
                                  -------------

                                    Base Rate
                Leverage Ratio       Margin       LIBOR Margin
               -----------------    ---------     ------------
                   = 2.00:1           0.25%          1.25%
               < 2.00:1 = 1.00:1      0.00%          1.00%
                   < 1.00:1           0.00%          0.75%

               (C) Interest Periods. Each LIBOR Loan may be obtained for a one,
                   ----------------
two, three, six, nine or 12 month period (each such period being an "Interest Period"). With respect to all LIBOR Loans:

                    (i) the Interest Period will commence on the date that any LIBOR Loan is made or the date on which any portion of the Base Rate Loan is converted into a LIBOR Loan, or, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires;

Credit Agreement/SureWest Communications

                    (ii) if the Interest Period would otherwise expire on a day that is not a Business Day, then it will expire on the next Business Day, provided, that if any Interest Period would otherwise expire on a day that is not a Business Day and such day is a day of a calendar month after which no further Business Day occurs in such month, such Interest Period shall expire on the Business Day next preceding such day;

                    (iii) any Interest Period that begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the last calendar month in such Interest Period shall end on the last Business Day of the last calendar month in such Interest Period; and

                    (iv) no Interest Period shall be selected for any LIBOR Loan if, in order to make repayments required pursuant to Subsection 1.6 in connection with scheduled installments on the Term Loan or scheduled reductions of the Revolving Loan Commitment pursuant to Subsection
         1.6, repayment of all or any portion of a Loan prior to the expiration of such Interest Period would be necessary.

               (D) Calculation and Payment. Interest on all Loans and all other
                   -----------------------
Obligations and the amount of any fees set forth in Subsection 1.4 shall be calculated on the basis of a 360-day year (of twelve 30-day months) for the actual number of days elapsed. The date of funding or conversion to the Base Rate Loan, the first day of an Interest Period with respect to a LIBOR Loan and the first day of a Quoted Rate Period with respect to a Quoted Rate Loan shall be included in the calculation of interest. The date of payment of any Loan, the last day of an Interest Period with respect to a LIBOR Loan and the last day of a Quoted Rate Period with respect to a Quoted Rate Loan shall be excluded from the calculation of interest; provided, if a Loan is repaid on the same day that it is made, one day's interest shall be charged.

               Interest accruing on the Base Rate Loan and each Quoted Rate
Loan is payable in arrears on each of the following dates or events: (i) the last day of each calendar quarter, (ii) the prepayment of such Loan (or portion thereof) and (iii) the Term Loan Maturity Date or the Revolving Loan Expiration Date, as applicable, whether by acceleration or otherwise. Interest accruing on each LIBOR Loan is payable in arrears on each of the following dates or events:
(i) the last day of each applicable Interest Period, (ii) if the Interest Period is longer than three months, on each three-month anniversary of the commencement date of such Interest Period, (iii) the prepayment of such Loan (or portion thereof) and (iv) the Term Loan Maturity Date or the Revolving Loan Expiration Date, as applicable, whether by acceleration or otherwise.

               (E) Default Rate of Interest. At the election of CoBank, after
                   ------------------------
the occurrence of an Event of Default and for so long as it continues, all Loans and other Obligations shall bear interest at rates that are 2.00% in excess of the rates otherwise in effect, including, without limitation, rates in effect pursuant to the proviso in the second sentence of Subsection 1.2(B), with respect to such Loans and other Obligations.

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Credit Agreement/SureWest Communications

               (F) Excess Interest. Notwithstanding anything to the contrary set
                   ---------------
forth herein, the aggregate interest, fees and other amounts required to be paid by Borrower to CoBank hereunder are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to CoBank for the use or the forbearance of the Indebtedness or Obligations evidenced hereby exceed the maximum permissible under Applicable Law. If under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the other Loan Documents at the time of performance of such provision shall be due, shall involve exceeding the limit of such as is validity prescribed by Applicable Law then the obligation to be fulfilled shall automatically be reduced to the limit of such validity and if under or from any circumstances whatsoever CoBank should ever receive as interest any amount which would exceed the highest lawful rate, the amount of such interest that is excessive shall be applied to the reduction of the principal balance of the Obligations evidenced hereby and not to the payment of interest. Additionally, should the method used for calculating interest (i.e., using a 360-day year) be unlawful, such calculation method shall be automatically changed to a 365-6-day year or such other lawful calculation method as is reasonably acceptable to CoBank. This provision shall control every other provision of this Agreement and all provisions of every other Loan Document.

               (G) Selection, Conversion or Continuation of Loans; LIBOR
                   -----------------------------------------------------
Availability. Borrower shall have the option to (i) select all or any part of a
------------
new borrowing to be (a) a portion of the Base Rate Loan in a principal amount equal to $100,000 or any whole multiple of $5,000 in excess thereof, (b) a LIBOR Loan in a principal amount equal to $1,000,000 or any whole multiple of $250,000 in excess thereof or (c) a Quoted Rate Loan in a principal amount equal to $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (ii) convert at any time all or any portion of the Base Rate Loan in a principal amount equal to $1,000,000 or any whole multiple of $250,000 in excess thereof into a LIBOR Loan or in a principal amount equal to $10,000,000 or any whole multiple of $1,000,000 in excess thereof into a Quoted Rate Loan , (iii) upon the expiration of its Interest Period, convert all or any part of any LIBOR Loan into the Base Rate Loan or into a Quoted Rate Loan in a principal amount equal to $10,000,000 or any whole multiple of $1,000,000 in excess thereof for such new Quoted Rate Period(s) as selected by Borrower or upon the expiration of its Quoted Rate Period, or convert all or any part of any Quoted Rate Loan into the Base Rate Loan or into a LIBOR Loan in a principal amount equal to $1,000,000 or any whole multiple of $250,000 in excess thereof for such new Interest Period(s) as selected by Borrower, and (iv) upon the expiration of its Interest Period, continue any LIBOR Loan in a principal amount equal to $1,000,000 or any whole multiple of $250,000 in excess thereof into one or more LIBOR Loans for such new Interest Period(s) as selected by Borrower, or upon the expiration of its Quoted Rate Period, continue any Quoted Rate Loan in a principal amount equal to $10,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more Quoted Rate Loans for such new Quoted Rate Period(s) as selected by Borrower. During any period in which any Event of Default is continuing, as the Interest Periods for LIBOR Loans and Quoted Rate Loans then in effect expire, such Loans shall be converted into the Base Rate Loan and the LIBOR option and the Quoted Rate option will not be available to Borrower until all Events of Default are cured or waived. Each LIBOR Loan or Quoted Rate Loan must be made under a single Facility. In the event Borrower fails to elect a LIBOR Loan or Quoted Rate Loan upon any advance hereunder or upon the termination of any Interest Period or Quoted Rate Period, Borrower shall be deemed to have elected to have such amount constitute a portion of the Base Rate Loan. Notwithstanding the foregoing, there may be no more than a total of five LIBOR Loans and Quoted Rate Loans outstanding under the Facilities at any one time.

         1.3   Notice of Borrowing, Conversion or Continuation of Loans.
               --------------------------------------------------------

               Whenever Borrower desires to request a Loan pursuant to Subsection 1.1 or to convert or continue Base Rate, LIBOR Loans or Quoted Rate Loans pursuant to Subsection 1.2(G), Borrower shall give CoBank irrevocable prior written notice in the form attached hereto as Exhibit 1.3 (a "Notice of Borrowing/Conversion/Continuation"), (i) if requesting a borrowing of, conversion to or continuation of the Base Rate Loan (or any portion thereof) or a Quoted Rate Loan, not later than 11:00 a.m. (Denver, Colorado time), one Business Day before the proposed borrowing, conversion or continuation is to be effective or (ii), if requesting a borrowing of, a conversion to or a continuation of a LIBOR Loan, not later than 11:00 a.m. (Denver, Colorado time), three Banking Days before the proposed borrowing, conversion or continuation is to be effective. Each Notice of Borrowing/Conversion/Continuation shall specify
(a) the Loan (or portion thereof) to be converted or continued and, with respect to any LIBOR Loan to be converted or continued, the last day of the current Interest Period therefore and with respect to any Quoted Rate Loan to be converted or continued, the last day of the current Quoted Rate Period therefor,
(b) the effective date of such borrowing, conversion or continuation (which shall be a Business Day, and in the case of a LIBOR Loan, also a Banking Day),
(c) the principal amount of such Loan to be borrowed, converted or continued,
(d) the Interest Period to be applicable to any new LIBOR Loan or the Quoted Rate Period to be applicable to any new Quoted Rate Loan, and (e) the Facility under which such borrowing, conversion or continuation is to be made.

         1.4   Fees and Expenses.
               -----------------

               (A) Commitment Fee. From the Closing Date through the Revolving
                   --------------
Loan Expiration Date, Borrower shall pay CoBank a fee in an amount equal to (i) the Revolving Loan Commitment less the sum of (a) the average daily outstanding balance of Revolving Loans plus (b) the average daily outstanding Letter of Credit Liability, in each case during the preceding calendar quarter multiplied by (ii) either (a) 0.125% per annum, when such aggregate average daily outstanding balance during the applicable period equals or exceeds 50% of the applicable Revolving Loan Commitment, or (b) 0.25% per annum, when such aggregate average daily outstanding balance during the applicable period is less than 50% of the applicable Revolving Loan Commitment. Such fee is to be paid quarterly in arrears on the last day of each calendar quarter for such calendar quarter (or portion thereof), with the final such payment due on the Revolving Loan Expiration Date. From the Closing Date through the Term Loan Availability Expiration Date, Borrower shall pay CoBank a fee in an amount equal to the Term Loan Commitment less the average daily outstanding balance of Term Loan multiplied by 0.25% per annum. Such fee is to be paid quarterly in arrears on the last day of each calendar quarter for such calendar quarter (or portion thereof), with the final such payment due on the Term Loan Availability Expiration Date

               (B) Certain Other Fees. Borrower shall pay to CoBank the fees
                   ------------------
specified in that certain letter agreement, dated April 5, 2006, from CoBank to Borrower, in such amounts and at such times as specified in such letter agreement.

Credit Agreement/SureWest Communications

               (C) Breakage Fee. Upon any repayment or payment of a LIBOR Loan
                   ------------
on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such repayment or prepayment and whether voluntary, mandatory, by acceleration or otherwise), Borrower shall pay CoBank an amount (the "LIBOR Breakage Fee") equal to the greater of (i) $300 or (ii) the present value of any losses, expenses and liabilities (including any loss (including interest paid) sustained by CoBank in connection with the good faith re-employment of such funds) that CoBank may sustain as a result of the payment of such LIBOR Loan on such day. Upon any repayment or payment of a Quoted Rate Loan on any day that is not the last day of the Quoted Rate Period applicable thereto (regardless of the source of such repayment or prepayment and whether voluntary, mandatory, by acceleration or otherwise), Borrower shall pay CoBank an amount (the "Quoted Rate Breakage Fee"; and together with the LIBOR Breakage Fee, the "Breakage Fees") equal to the greater of (i) $300 or (ii) the sum of
(a) the present value of any losses, expenses and liabilities (including any loss (including interest paid) sustained by CoBank in connection with the good faith re-employment of such funds) that CoBank may sustain as a result of the payment of such Quoted Rate Loan on such day plus (b) a per annum yield of 1/2 of 1 percent (0.50%) on the amount prepaid for the period such amount was scheduled to have been outstanding at Quoted Rate.

               (D) Expenses and Attorneys Fees. Borrower agrees to pay promptly
                   ---------------------------
all reasonable fees, costs and expenses (including those of internal and external attorneys) incurred by CoBank in connection with (i) any matters contemplated by or arising out of the Loan Documents, and (ii) the continued administration of the Loan Documents, including any tax payable in connection with any Loan Documents and any such fees, costs and expenses incurred in connection with any amendments, modifications and waivers. In addition to fees due under Subsections 1.4(A) and (B), Borrower shall also reimburse on demand CoBank for its out-of-pocket expenses (including reasonable attorneys' fees and expenses and expenses) incurred in connection with the transactions contemplated herein. Borrower agrees to pay promptly all reasonable out-of-pocket fees, costs and expenses incurred by CoBank in connection with any action to enforce any Loan Document or to collect any payments due from Borrower. In addition to fees due under Subsections 1.4(A) and (B), Borrower agrees to pay promptly (i) all reasonable fees, costs and expenses incurred by CoBank in connection with any amendment, supplement, waiver or modification of any of the Loan Documents and
(ii) all reasonable out-of-pocket fees, costs and expenses incurred by each of CoBank in connection with any Default or Event of Default and any enforcement of collection proceeding resulting therefrom or any workout or restructuring of any of the transactions hereunder or contemplated thereby or any action to enforce any Loan Document or to collect any payments due from Borrower. All fees, costs and expenses for which Borrower is responsible under this Subsection 1.4(D) shall be deemed part of the Obligations when incurred, payable upon demand and in accordance with the second paragraph of Subsection 1.5.

               (E) Letter of Credit Fees. Borrower shall pay CoBank a yearly fee
                   ---------------------
for each Letter of Credit from the date of issuance to the date of termination in an amount equal to the applicable LIBOR Margin multiplied by the face amount of such Letter of Credit. Such fee is to be paid quarterly in arrears on the last day of each calendar quarter and the termination of the Letter of Credit. With respect to each Letter of Credit, Borrower shall also pay CoBank an issuance fee equal to 0.25% of the face amount of such Letter of Credit, which amount shall be paid upon the date of issuance and, if the expiration date of such Letter of Credit is later than one year from its date of issuance, upon each anniversary of the date of issuance during the term of such Letter of Credit.

Credit Agreement/SureWest Communications

         1.5   Payments. All payments by Borrower of the Obligations shall be
               --------
made in same day funds and delivered to CoBank by wire transfer to the following account or such other place as CoBank may from time to time designate:

                    CoBank, ACB
                    Greenwood Village, Colorado
                    ABA Number 3070-8875-4
                    Account No. 00039293-RX0407 (indicate whether a payment on
                         Term Loan Facility or the Revolving Loan Facility)
                    Reference: CoBank for the benefit of SureWest Communications

Borrower shall receive credit on the day of receipt for funds received by CoBank by 11:00 a.m. (Denver, Colorado time) on any Business Day. Funds received on any Business Day after such time shall be deemed to have been paid on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment shall be due on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

         At any time that funds have been drawn thereunder, Borrower authorizes CoBank to make (but CoBank shall not be obligated to make) the Base Rate Loan under the Revolving Loan Facility, for Letter of Credit Liability payments. Following an Event of Default, Borrower authorizes CoBank to make (but CoBank shall not be obligated to make) a Base Rate Loan under the Revolving Loan Facility for the payment of interest, commitment fees and Breakage Fees. Prior to an Event of Default, other fees, costs and expenses (including those of attorneys) reimbursable pursuant to Subsections 1.4(A), 1.4(B), 1.4(D) and 1.4(E) or elsewhere in any Loan Document may be debited to the Base Rate Loan under the Revolving Loan Facility after 15 days' notice. After the occurrence of an Event of Default, any such other fees, costs and expenses may be debited to the Base Rate Loan under the Revolving Loan Facility without notice.

         To the extent Borrower makes a payment or payments to CoBank, which payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by CoBank.

         1.6   Repayments and Reduction of Term Loan and Revolving Loan
               --------------------------------------------------------
Commitment and Related Mandatory Repayments.
-------------------------------------------

               (A) Scheduled Repayments and Reductions of Term Loan and
               --------------------------------------------------------
Revolving Loan Commitment.
-------------------------

                    (1)  Term Loan. In addition to any prepayments or repayments
                         ---------
made or required pursuant to Subsection 1.7, commencing on March 31, 2008, and each June 30, September 30, December 31, and March 31 thereafter through the Term Loan Maturity Date, Borrower shall repay the aggregate outstanding principal balance of the Term Loan outstanding on December 31, 2007 in 34 equal principal quarterly payments; provided, however, that any outstanding principal balance of the Term Loan not sooner due and payable shall become due and payable on the Term Loan Maturity Date.

Credit Agreement/SureWest Communications

                    (2)  Revolving Loan Commitment. In addition to any
                         -------------------------
reductions pursuant to Subsection 1.6(C), the Revolving Loan Commitment shall be permanently reduced and terminated in full on the Revolving Loan Expiration Date, and any outstanding principal balance of the Revolver Loans not sooner due and payable will become due and payable on the Revolving Loan Expiration Date.

               (B) Reductions Resulting From Mandatory Repayments. The Term Loan
                   ----------------------------------------------
Commitment also shall be permanently reduced to the extent and in the amount that Borrower is required, pursuant to Section 1.8, to apply mandatory repayments to be made pursuant to Subsection 1.7(B) or (C) to the Term Loan (whether or not any of the Term Loan is then outstanding and available to be repaid). All reductions provided for in this Subsection 1.6(B) shall be in addition to (and shall not serve to reduce the amount or date of) any voluntary reductions provided for in Subsection 1.6(C).

               (C) Voluntary Reduction of Loan Commitments. Borrower shall have
                   ---------------------------------------
the right, upon at least three Business Days' notice to CoBank, to permanently reduce the then unused portion of either Loan Commitment. Each reduction shall be in a minimum amount of at least $1,000,000, or any whole multiple of $250,000 in excess thereof. Notwithstanding the foregoing, no reduction shall be permitted if, after giving effect thereto and to any prepayment made therewith, the aggregate principal balance of the Loans then outstanding plus, in the case of the Revolving Loan Commitment the amount of the Letter of Credit Liability then outstanding, would exceed the Term Loan Commitment or the Revolving Loan Commitment, as applicable as so reduced. All reductions provided for in this Subsection 1.6(C) shall be in addition to (and shall not serve to reduce the amount or date of) the scheduled reductions provided for in Subsection 1.6(A) and the other reductions provided for in Subsection 1.6(B).

               (D) Mandatory Repayments. On the date of any Revolving Loan
                   --------------------
Commitment reduction provided for in this Subsection 1.6, Borrower shall repay Revolving Loans or reduce the Letter of Credit Liability pursuant to Subsection
1.15 in an amount at least sufficient to reduce the aggregate principal balance of Revolving Loans then outstanding plus the amount of the Letter of Credit Liability then outstanding to the amount of the Revolving Loan Commitment as so reduced. If at any time the aggregate outstanding amount of Revolving Loans plus the amount of the Letter of Credit Liability then outstanding exceeds the Revolving Loan Commitment, Borrower shall repay Revolving Loans or reduce the Letter of Credit Liability pursuant to Subsection 1.15 in an amount at least sufficient to reduce the aggregate principal balance of Revolving Loans then outstanding plus the amount of the Letter of Credit Liability then outstanding to the amount of the Revolving Loan Commitment, and until such repayment is made, CoBank shall not be obligated to make any Loans or issue any Letters of Credit. Any repayments pursuant to this Subsection 1.6(D) shall be applied in accordance with Subsection 1.8, and shall be accompanied by accrued interest on the amount repaid and any applicable Breakage Fees.

Credit Agreement/SureWest Communications

         1.7   Voluntary Prepayments and Other Mandatory Repayments.
               ----------------------------------------------------

               (A) Voluntary Prepayment of Loans. Subject to the provisions of
                   -----------------------------
Section 1.8, at any time, Borrower may prepay the Base Rate Loan, in whole or in part, without penalty. Subject to the provisions of Section 1.8, payment of applicable Breakage Fees and the notice requirement in the following sentence, at any time Borrower may prepay any LIBOR Loan or any Quoted Rate Loan, in whole or in part. Notice of any prepayment of a LIBOR Loan or Quoted Rate Loan shall be given not later than 11:00 a.m. (Denver, Colorado time) on the third Business Day preceding the date of prepayment. All prepayment notices shall be irrevocable. All prepayments shall be accompanied by accrued interest on the amount prepaid and any applicable Breakage Fees.

               (B) Repayments from Insurance Proceeds. Borrower shall repay the
                   ----------------------------------
Term Loan in an amount equal to the Net Proceeds received by Borrower or any of its Subsidiaries which are insurance proceeds from any Asset Disposition to the extent that such proceeds are not reinvested in equipment or other assets that are used or useful in the business of Borrower or any of its Subsidiaries within 180 days of receipt by Borrower or such Subsidiary of such proceeds. All such repayments shall be applied in accordance with Subsection 1.8. All such repayments shall be accompanied by accrued interest on the amount repaid and any applicable Breakage Fees.

               (C) Repayments from Asset Dispositions. Promptly upon receipt by
                   ----------------------------------
Borrower or any of its Subsidiaries of Net Proceeds of an Asset Disposition, other than insurance proceeds reinvested pursuant to Subsection 1.7(B) or Net Proceeds of Asset Dispositions permitted pursuant to Subsection 3.7 without the consent of CoBank (unless pursuant to Subsection 3.7(vi) Borrower is required to apply such proceeds to the repayment of the Term Loan pursuant to this Subsection 1.7(C)), Borrower shall repay the Term Loan in an amount equal to the Net Proceeds received by Borrower or any of its Subsidiaries. All such repayments shall be applied in accordance with Subsection 1.8. All such repayments shall be accompanied by accrued interest on the amount repaid and any applicable Breakage Fees.

         1.8   Application of Prepayments and Repayments; Payment of Breakage
               --------------------------------------------------------------
Fees, Etc. All prepayment and repayments made pursuant to Subsections 1.6 and
---------
1.7 shall first be applied to such of the applicable type of Loans as Borrower shall direct in writing and, in the absence of such direction, shall first be applied to the Base Rate Loan and then to such LIBOR Loans and Quoted Rate Loans as Borrower and CoBank shall agree (in the absence of agreement, such prepayments and repayments shall be applied to the LIBOR Loans and Quoted Rate Loans on which the lowest amount of Breakage Fees would be due). All prepayments and repayments required or permitted hereunder shall be accompanied by payment of all applicable Breakage Fees and accrued interest on the amount repaid. All prepayments and repayments applied to the Term Loan shall be applied to principal installments in the inverse order of maturity.

         1.9   Loan Accounts. CoBank will maintain loan account records for (i)
               -------------
all Loans, interest charges and payments thereof, (ii) all Letter of Credit Liability, (iii) the charging and payment of all fees, costs and expenses and
(iv) all other debits and credits pursuant to this Agreement. Absent manifest error, the balance in the loan accounts shall be presumptive evidence of the amounts due and owing to CoBank, provided that any failure by CoBank to maintain such records shall not limit or affect Borrower's obligation to pay. During the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments and Borrower hereby irrevocably agrees that CoBank shall have the continuing exclusive right to apply and reapply payments in any manner it deems appropriate.

Credit Agreement/SureWest Communications

         1.10  Changes in LIBOR Rate Availability. If with respect to any
               ----------------------------------
proposed Interest Period, CoBank determines that deposits in dollars (in the applicable amount) are not being offered in the relevant market for such Interest Period, CoBank shall forthwith give notice thereof to Borrower, whereupon and until CoBank notifies Borrower that the circumstances giving rise to such situation no longer exist, the obligations of CoBank to make LIBOR Loans shall be suspended.

               If the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by CoBank with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for CoBank to honor its obligations hereunder to make or maintain any LIBOR Loan, CoBank shall promptly give notice thereof to Borrower. Thereafter, until CoBank notifies Borrower that such circumstances no longer exist, (i) the obligations of CoBank to make LIBOR Loans and the right of Borrower to convert any Loan or continue any Loan as a LIBOR Loan shall be suspended and (ii) if CoBank may not lawfully continue to maintain a LIBOR Loan to the end of the then current Interest Period applicable thereto, such Loan shall immediately be converted to the Base Rate Loan.

         1.11  Capital Adequacy and Other Adjustments.
               --------------------------------------

               (A) If the introduction of or the interpretation of any law, rule, or regulation would increase the reserve requirement or otherwise increase the cost to CoBank of making or maintaining a LIBOR Loan, then CoBank shall submit a certificate to Borrower setting forth the amount and demonstrating the calculation of such increased cost. CoBank may seek recovery of such additional amounts from Borrower only to the extent it seeks recovery for such amounts from similarly situated borrowers. Borrower shall pay the amount of such increased cost to CoBank within 15 days after receipt of such certificate. Such certificate shall, absent manifest error, be final, conclusive and binding for all purposes. There is no limitation on the number of times such a certificate may be submitted.

               (B) In the event that CoBank shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by CoBank or any corporation controlling CoBank with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by CoBank or any corporation controlling CoBank and thereby reducing the rate of return on CoBank's or such corporation's capital as a consequence of its obligations hereunder, then Borrower shall from time to time within 15 days after notice and demand from CoBank (together with the certificate referred to in the next sentence) pay to CoBank additional amounts sufficient to compensate CoBank for such reduction. CoBank may seek recovery of such additional amounts from Borrower only to the extent it seeks recovery for such amounts from similarly situated borrowers. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by CoBank to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes. There is no limitation on the number of times such a certificate may be submitted.

Credit Agreement/SureWest Communications

         1.12  Taxes: No Deductions. Any and all payments or reimbursements
               --------------------
made hereunder or under the Notes shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, however, any tax imposed on the revenues, income or net income of CoBank by its jurisdiction of incorporation or by the federal, state, local or foreign taxing authorities in the jurisdiction in which the principal place of business of CoBank is located or by any jurisdiction or taxing authority thereof or therein, with which CoBank has or had a connection (other than a connection arising solely as a result of CoBank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) (all such non-excluded taxes, levies, imposts, deductions or withholdings, and all liabilities with respect thereto, collectively, "Tax Liabilities"). If Borrower shall be required by law to deduct any Tax Liabilities from or in respect of any sum payable hereunder to CoBank, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, CoBank receives an amount equal to the sum it would have received had no such deductions been made.

         1.13  Changes in Tax Laws. In the event that, subsequent to the
               -------------------
Closing Date, (i) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by CoBank with any request or directive (whether or not having the force of law) from any Governmental Authority:

                         (i) does or shall subject CoBank to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or any Letters of Credit issued hereunder, or change the basis of taxation of payments to CoBank of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of tax on the overall net income of CoBank); or

                         (ii) does or shall impose on CoBank any other condition or increased cost in connection with the transactions contemplated hereby or participations herein;

and the result of any of the foregoing is to increase the cost to CoBank of making or continuing any Loan or of issuing any Letters of Credit hereunder, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to CoBank, upon its demand, any additional amounts necessary to compensate CoBank, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by CoBank with respect to this Agreement or the other Loan Documents. If CoBank becomes entitled to claim any additional amounts pursuant to this Subsection 1.13, it shall promptly notify Borrower of the event by reason of which CoBank has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by CoBank to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes. There is no limitation on the number of times such a certificate may be submitted.

Credit Agreement/SureWest Communications

         1.14  Term of This Agreement. All of the Obligations shall become
               ----------------------
due and payable as otherwise set forth herein, but in any event, all of the remaining Obligations shall become due and payable on the Term Loan Maturity Date. Until all Obligations have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated and the Revolving Loan Commitment has been terminated, this Agreement shall remain in full force and effect.

         1.15  Letter of Credit Liability. Upon the occurrence and during
               --------------------------
the continuance of an Event of Default, and in the event any Letters of Credit are outstanding at the time that Borrower terminates the Revolving Loan Commitment, then (a) with respect to each such Letter of Credit, Borrower shall either (i) deliver to CoBank a letter of credit in the same currency that such Letter of Credit is payable, with a term that extends 60 days beyond the expiration date of such Letter of Credit, issued by a bank satisfactory to CoBank and in an amount equal to 105% of the aggregate outstanding Letter of Credit Liability with respect to such Letter of Credit, which letter of credit shall be drawable by CoBank to reimburse payments of drafts drawn under such Letter of Credit and to pay any fees and expenses related thereto or (ii) immediately deposit with CoBank an amount equal to the aggregate outstanding Letter of Credit Liability to enable CoBank to make payments under the Letters of Credit when required and such amount shall become immediately due and payable, and (b) Borrower shall prepay the fees payable under Subsection 1.4(E) with respect to all such Letters of Credit for the full remaining terms of such Letters of Credit. Upon termination of any such Letter of Credit, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to Borrower.

                                   SECTION 2

                              AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that so long as this Agreement is in effect and until payment in full of all Obligations, unless CoBank shall otherwise give its prior written consent, Borrower shall and shall cause its Subsidiaries to, perform and comply with all covenants in this Section 2.

         2.1   Compliance With Laws. Borrower will (i) comply with and will
               --------------------
cause its Subsidiaries to comply with the requirements of all Applicable Laws (including laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which Borrower or any of its Subsidiaries is now or hereafter doing business, other than those Applicable Laws the noncompliance with which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) obtain and maintain and will cause its Subsidiaries to obtain and maintain all licenses, qualifications and permits (including the Licenses) now held or hereafter required to be held by Borrower or any of its Subsidiaries, the loss, suspension or revocation of which or which the failure to obtain or renew could reasonably be expected to have a Material Adverse Effect and (iii) comply with and will cause its Subsidiaries to comply with all Material Contracts, other than, in all such cases, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. This Subsection 2.1 shall not preclude Borrower or any of its Subsidiaries from contesting any taxes or other payments, if they are being diligently contested in good faith and if adequate reserves therefor are maintained in conformity with GAAP.

         2.2   Maintenance of Books and Records; Properties; Insurance.
               -------------------------------------------------------
Borrower will keep and will cause each of its Subsidiaries to keep adequate records and books of account, in which full, true and correct entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of such Persons. Borrower will maintain or cause to be maintained and will cause each of its Subsidiaries to maintain or cause to be maintained in good repair, working order and condition all material property used in its business and the business of its Subsidiaries, and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower will and will cause each of its Subsidiaries to maintain complete, accurate and up-to-date books, records, accounts and other information relating to all property in such form and in such detail as may be reasonably satisfactory to CoBank. Borrower will maintain or cause to be maintained and will cause each of its Subsidiaries to maintain or cause to be maintained, with financially sound and reputable insurers, commercial general liability, property loss and damage, business interruption and workers' compensation insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss and damage of the kinds customarily carried or maintained by corporations of established reputation engaged in the telecommunications service provider industries and of such types, with such insurers, in such amounts, with such limits and deductibles and otherwise on such terms and conditions as shall be acceptable to CoBank in its reasonable discretion, which types, insurers, amounts, limits, deductibles, and other terms and conditions in no event may be less protective or less beneficial to Borrower and its Subsidiaries than the types, insurers, amounts, limits, deductibles, and other terms and conditions as are in place on the date hereof, and will deliver evidence thereof to CoBank on or prior to the Closing Date, and thereafter at least 30 days prior to any expiration thereof, evidence of renewal of such insurance. All property loss and damage insurance shall be on an all risk basis and shall insure property for the full replacement cost thereof.

         CoBank shall be entitled, upon reasonable advance notice, to review and/or receive copies of, the insurance policies of Borrower and its Subsidiaries carried and maintained with respect to Borrower's obligations under this Subsection 2.2. Notwithstanding anything to the contrary herein, no provision of this Subsection 2.2 or any provision of this Agreement shall impose on CoBank any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by Borrower and its Subsidiaries, nor shall CoBank be responsible for any representations or warranties made by or on behalf of Borrower and its Subsidiaries to any insurance broker, company or underwriter. CoBank, at its sole option, may obtain such insurance if not provided by Borrower and in such event, Borrower shall reimburse CoBank upon demand for the cost thereof.

         2.3   Inspection. Borrower will and will cause its Subsidiaries to
               ----------
permit any authorized representatives of CoBank (i) to visit and inspect any of the properties of Borrower and its Subsidiaries, including its financial and accounting records, and to make copies and take extracts therefrom, and (ii) to discuss its affairs, finances and business with its officers, employees and certified public accountants, all upon at least five days notice, at such reasonable times during normal business hours and as often as may be reasonably requested.

Credit Agreement/SureWest Communications

         2.4   Legal Existence, Etc. Except as otherwise permitted by
               --------------------
Subsection 3.6, Borrower will and will cause its Subsidiaries to at all times preserve and keep in full force and effect its or their legal existence and good standing and all rights and franchises material to its or their business.

         2.5   Use of Proceeds. Borrower will use and will cause its
               ---------------
Subsidiaries to use the proceeds of the Loans solely for the purposes described in the recital paragraphs to this Agreement. No part of any Loan will be used to purchase any margin securities or otherwise in violation of the regulations of the Federal Reserve System.

         2.6   Further Assurances. Borrower will, and will cause each of its
               ------------------
Subsidiaries to, from time to time, do, execute and deliver all such additional and further acts, documents and instruments as CoBank reasonably requests to consummate the transactions contemplated hereby and to vest completely in and assure CoBank of its rights under this Agreement and the other Loan Documents.

         2.7   CoBank Patronage Capital. Borrower will acquire non-voting
               ------------------------
participation certificates in CoBank in such amounts and at such times as CoBank may require in accordance with CoBank's Bylaws and Capital Plan (as each may be amended from time to time), except that the maximum amount of participation certificates that Borrower may be required to purchase in CoBank in connection with the Loans may not exceed the maximum amount permitted by the Bylaws at the time this Agreement is entered into. The rights and obligations of the parties with respect to such participation certificates and any distributions made on account thereof or on account of Borrower's patronage with CoBank shall be governed by CoBank's Bylaws. Borrower hereby consents and agrees that the amount of any distributions with respect to its patronage with CoBank that are made in qualified written notices of allocation (as defined in 26 U.S.C. section 1388) and that are received by Borrower from CoBank, will be taken into account by Borrower at the stated dollar amounts whether the distribution is evidenced by a participation certificate or other form of written notice that such distribution has been made and recorded in the name of Borrower on the records of CoBank. The Obligations shall be secured by a statutory first lien on all equity which Borrower may now own or hereafter acquire in CoBank.

         2.8   Investment Company Act; Public Utility Holding Act. Neither
               --------------------------------------------------
Borrower nor any of its Subsidiaries shall be or become an "investment company" as that term is defined in and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended. Neither Borrower nor any of its Subsidiaries shall be or become a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

         2.9   Payment of Obligations. Unless contested in good faith by
               ----------------------
appropriate proceedings and then only to the extent reserves required by GAAP have been set aside therefore, Borrower will, and will cause each of its Subsidiaries to, (i) pay, discharge or otherwise satisfy at or before maturity all liabilities and obligations as and when due (subject to any applicable subordination provisions), and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except to the extent failure to do so would not be reasonably likely to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments, claims and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto or a lien would attach to any of the properties of Borrower if unpaid unless the same are being contested in good faith and by appropriate proceedings and then only if and to the extent reserves required by GAAP have been set aside therefor.

Credit Agreement/SureWest Communications

         2.10  Environmental Laws. Borrower will, and will at all times
               ------------------
cause each of its Subsidiaries to:

               (A) Comply in all material respects with, and ensure compliance in all material respects by all its tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all its tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

               (B) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.

               (C) Defend, indemnify and hold harmless CoBank, and its respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Borrower or any of its Subsidiaries or their respective properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing is determined by a final and nonappealable judgment of a court of competent jurisdiction or pursuant to arbitration as set forth herein to have resulted from the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this Subsection 2.10 shall survive repayment of the Obligations and the termination of this Agreement.

         2.11  ERISA Compliance. With respect to any Plan that is intended
               ----------------
to qualify under Section 401(a) of the IRC, Borrower will apply for and obtain a favorable determination letter within the period required by Applicable Law.

                                   SECTION 3

                               NEGATIVE COVENANTS

         Borrower covenants and agrees that so long as this Agreement is in effect and until payment in full of all Obligations, unless CoBank shall otherwise give its prior written consent, Borrower shall, and shall cause its Subsidiaries to, perform and comply with all covenants in this Section 3.

Credit Agreement/SureWest Communications

         3.1   Indebtedness. Borrower will not and will not permit its
               ------------
Subsidiaries directly or indirectly to create, incur, assume, guaranty or otherwise become or remain liable with respect to any Indebtedness other than:

               (A) the Obligations;

               (B) Contingent Obligations permitted by Subsection 3.4;

               (C) Indebtedness issued or incurred by any of Borrower's Subsidiaries if after giving effect thereto and the application of proceeds therefrom, the aggregate of all Priority Debt incurred after December 8, 1998 would not exceed 15% of Consolidated Net Worth as of the most recently completed fiscal quarter of Borrower;

               (D) secured Indebtedness issued by Borrower secured by a Lien described in clause (9) of the definition of Permitted Encumbrances;

               (E) Other unsecured Indebtedness issued by Borrower, provided, that no Default or Event of Default exists at the time of or will result in the succeeding 12 months after such issuance, including under Subsections 4.1 and 4.2, taking such additional Indebtedness (and a reasonable estimate of its related interest expense into account);

               (F) Indebtedness incurred in connection with any Related Interest Rate Agreement; and

               (G) Indebtedness under purchase money security agreements and Capital Leases not to exceed $25,000,000 in the aggregate principal at any one time.

         3.2   Liens and Related Matters. Borrower will not and will not
               -------------------------
permit its Subsidiaries directly or indirectly to create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument with respect to goods or accounts receivable) of Borrower or its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances.

         3.3   Investments. Borrower will not and will not permit its
               -----------
Subsidiaries directly or indirectly to make or own any Investment in any Person except:

               (A) Borrower and its Subsidiaries may make and own Investments in Cash Equivalents; provided that neither Borrower nor any of its Subsidiaries shall incur any obligation to any Person which could subject such Cash Equivalents (other than deposit accounts established and maintained in the ordinary course) to set off rights;

               (B) equities in CoBank, as set forth in Subsection 2.8;

               (C) other Investments by Borrower or its Subsidiaries which do not, in the aggregate for Borrower and its Subsidiaries, exceed $2,000,000;

               (D) advances to employees made in the ordinary course of business; and

Credit Agreement/SureWest Communications

               (E) Investments in wholly owned Subsidiaries of Borrower.

         3.4   Contingent Obligations. Borrower will not and will not permit
               ----------------------
its Subsidiaries directly or indirectly to create or become or be liable with respect to any Contingent Obligation except those:

               (A) resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

               (B) arising with respect to customary indemnification obligations incurred in connection with permitted Asset Dispositions (provided that such obligations shall in no event exceed the amount of proceeds received in connection therewith);

               (C) incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations not exceeding at any time outstanding $2,000,000 in aggregate liability; and

               (D) incurred with respect to Indebtedness permitted by Subsection
3.1 (provided that such guaranty obligation shall in no event exceed the amount of such Indebtedness plus other related costs and expenses of collection as set forth in such guaranty).

         3.5   Restricted Junior Payments. Borrower will not directly or
               --------------------------
indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided, however, that so long as no Default or Event of Default exists before or will result in the succeeding 12 months after such distribution, based upon Borrower's Budget delivered to CoBank pursuant to Subsection 4.4(G), Borrower may declare or pay lawful distributions to its shareholders (i) during each of the fiscal years ending December 31, 2006, 2007 and 2008, up to an aggregate amount of $16,500,000 and (ii) during each fiscal year thereafter, up to an aggregate amount equal to the higher of $16,500,000 or 100% of the net income of the immediately preceding fiscal year; provided, further, however, that Borrower may (i) satisfy on a non-cash basis the exercise of any stock option or similar award under a stock-based compensation plan and
(ii) may otherwise repurchase its issued and outstanding stock in an aggregate amount not to exceed $20,000,000.

         3.6   Restriction on Fundamental Changes. Borrower will not and
               ----------------------------------
will not permit its Subsidiaries directly or indirectly to: (i) unless and only to the extent required by law, amend, modify or waive any term or provision of its articles of organization, partnership agreement, operating agreement, management agreements, articles of incorporation or certificates of designations pertaining to preferred stock or by-laws without the consent of CoBank (which consent shall not be unreasonably withheld), other than an amendment, modification or waiver that is solely ministerial or administrative in nature or the reincorporation of Borrower in the State of Delaware; provided, however, Borrower shall promptly give CoBank notice of any such amendment, modification or waiver; (ii) enter into any transaction of merger or consolidation or acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person, except (a) any Subsidiary of Borrower may be merged with or into Borrower or any wholly owned Subsidiary of Borrower provided that Borrower or such wholly owned Subsidiary of Borrower is the surviving entity and (b) Borrower or its Subsidiaries may consolidate or merge with or into any other Person or acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person, provided that no Default or Event of Default then exists or would result from such transaction, Borrower or such Subsidiary is the surviving or continuing entity and the consideration for each such transaction provided by Borrower (whether in the form of stock, cash or other consideration) does not exceed $50,000,000 and such consideration for all such transactions under this subclause (b) does not in the aggregate exceed $100,000,000; or (iii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution).

Credit Agreement/SureWest Communications

         3.7   Disposal of Assets or Subsidiary Stock. Borrower will not,
               --------------------------------------
and will not permit any of its Subsidiaries to, directly or indirectly, convey, sell (including, without limitation, pursuant to a sale and leaseback transaction), lease (including, without limitation, pursuant to a lease and leaseback transaction), sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of transactions, any of its property, business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, except for (i) bona fide sales or leases of inventory to customers in the ordinary course of business, dispositions of equipment not used or useful in the business or otherwise obsolete and any sale, conveyance, lease, sublease, transfer or other disposition of assets of any of Borrower or its Subsidiaries to Borrower or any wholly owned Subsidiary; (ii) fair market value sales of Cash Equivalents; (iii) leasing or subleasing of its property in the ordinary course of business; (iv) other Asset Dispositions if all of the following conditions are met: (a) the aggregate book value of such assets sold in any one transaction or series of related transactions for any 12-month period does not exceed 10% of Consolidated Net Assets determined as of the end of the immediately preceding fiscal year in the aggregate for Borrower and its Subsidiaries, (b) the consideration received by Borrower or such Subsidiary is at least equal to the fair market value of such assets, (c) the sole consideration received is cash or other assets (other than a note or other delayed payment transaction), (d) after giving effect to the Asset Disposition, Borrower, on a combined and consolidated basis with its Subsidiaries as set forth in Section 4, are in compliance on a pro forma basis with the covenants set forth in Section 4 recomputed for the most recently ended fiscal quarter for which information is available and Borrower is in compliance with all other terms and conditions contained in this Agreement, and (e) no Default or Event of Default then exists or would result from the Asset Disposition; (v) the sale by Borrower or any Subsidiary of property and the subsequent lease, as lessee, of the same property, within 180 days following the acquisition or construction of such property, in an aggregate amount not to exceed $25,000,000; and (vi) an Asset Disposition if (a) the aggregate Net Proceeds of such assets disposed of under this clause (vi) does not exceed $100,000,000, (b) the consideration received is at least equal to the fair market value of such assets, (c) the sole consideration received is cash or other assets (other than a note or other delayed payment transaction), (d) no Default or Event of Default then exists or would result from the Asset Disposition, (e) after giving effect to the Asset Disposition, Borrower, on a combined and consolidated basis with its Subsidiaries as set forth in Section 4, are in compliance on a pro forma basis with the covenants set forth in Section 4 recomputed for the most recently ended fiscal quarter for which information is available and Borrower is in compliance with all other terms and conditions contained in this Agreement, and (f) the proceeds from any sale under this clause (vi) are promptly used to repay the Term Loan pursuant to Subsection 1.7(C), provided that if at the time of such disposition under this clause (vi) Borrower's Leverage Ratio is less than or equal to 2.2:1.0 for a disposition occurring on or before December 31, 2007 and less than or equal to 2.0:1.0 for a disposition occurring on or after January 1, 2008, Borrower may in lieu of repaying the Term Loan apply such proceeds to the acquisition of fixed assets or other property useful and intended to be used in the operation of the business of Borrower is Subsidiaries within 365 days of the date of sale of such assets, any remaining unapplied proceeds after such 365 days to be applied promptly to repay the Term Loan pursuant to Subsection 1.7(C).

Credit Agreement/SureWest Communications

         3.8   Transactions with Affiliates. Borrower will not and will not
               ----------------------------
permit its Subsidiaries directly or indirectly to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate or with any director, officer or employee of Borrower or any Affiliate, except (i) as set forth on
Schedule 3.8; (ii) transactions between Borrower or any wholly owned Subsidiaries with Borrower or any wholly owned Subsidiaries; (iii) in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower or such Subsidiary and upon fair and reasonable terms and are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate; or
(iv) payment of compensation to directors, officers and employees in the ordinary course of business for services actually rendered in their capacities as directors, officers and employees, provided such compensation is reasonable and comparable with compensation paid by companies of like nature and similarly situated.

         3.9   Conduct of Business. Borrower will not and will not permit
               -------------------
its Subsidiaries directly or indirectly to engage in any business other than businesses of owning, constructing, managing and operating Telecommunications Systems, or other lines of business necessary to or ancillary to the foregoing or consistent with advances in the Telecommunications Systems industry.

         3.10  Fiscal Year. Borrower will not and will not permit its
               -----------
Subsidiaries to change its or their fiscal year from a fiscal year ending on December 31 of each year.

         3.11  Inconsistent Agreements. Borrower will not, and will not
               -----------------------
permit any of its Subsidiaries to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by Borrower hereunder or by the performance by Borrower or such Subsidiary of any of its obligations hereunder or under any other Loan Document, or (b) create or permit to exist or become effective any encumbrance or restriction on the ability of such Subsidiary to (i) pay dividends or make other distributions to its Borrower or pay any Indebtedness owed to Borrower, (ii) make loans or advances to Borrower or (iii) transfer any of its assets or properties to Borrower, the effect of which encumbrance or restriction would reasonably be to have a Material Adverse Effect.

                                   SECTION 4

                        FINANCIAL COVENANTS AND REPORTING

         Borrower covenants and agrees that so long as this Agreement is in effect and until payment in full of all Obligations, unless CoBank shall otherwise give its prior written consent, Borrower shall perform and comply with, and shall cause its Subsidiaries to perform and comply with, all covenants in this Section 4. For purposes of this Section 4, all covenants calculated for Borrower shall be calculated on a consolidated basis for Borrower and its Subsidiaries.

Credit Agreement/SureWest Communications

         4.1   Leverage Ratio. Borrower shall maintain at all times, measured at
               --------------
each fiscal quarter end, and maintained through the next measurement date, a Leverage Ratio less than or equal to 3.0:1.0.

         4.2   Interest Coverage Ratio. Borrower shall maintain at all times,
               -----------------------
measured at each fiscal quarter end, and maintained through the next measurement date, an Interest Coverage Ratio not less than 3.0:1.0.

         4.3   Net Worth. Borrower shall maintain at all times, measured at each
               ---------
fiscal quarter end, and maintained through the next measurement date, an Adjusted Consolidated Net Worth not less than $160,000,000.

         4.4   Financial Statements and Other Reports. Borrower will and will
               --------------------------------------
cause its Subsidiaries to maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that quarterly financial statements are not required to have footnote disclosures or reflect year end adjustments). Borrower will deliver each of the financial statements and other reports described below to CoBank.

               (A) Quarterly Financials. As soon as available and in any event
                   --------------------
within 60 days after the end of each of the first three fiscal quarters of each fiscal year, Borrower will deliver consolidated balance sheets of Borrower and its Subsidiaries, as at the end of such fiscal quarter, and the related consolidated statements of income and cash flow for such fiscal quarter and for the period from the beginning of the then current fiscal year of Borrower to the end of such quarter; provided that delivery within the time period specified above of copies of Borrower's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefore and filed with the Securities and Exchange Commission (the "SEC") will be deemed to satisfy the requirements of this Subsection 4.4(A).

               (B) Year-End Financials. As soon as available and in any event
                   -------------------
within 105 days after the end of each fiscal year of Borrower, Borrower will deliver (i) consolidated balance sheets of Borrower and its Subsidiaries, as at the end of such year, and the related consolidated statements of income, stockholders' equity and cash flow for such fiscal year and (ii) a report with respect to the financial statements from Ernst & Young LLP, or another firm of certified public accountants selected by Borrower and reasonably acceptable to CoBank, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the "Statement"), as amended, entitled "Reports on Audited Financial Statements" and such report shall be "Unqualified" (as such term is defined in such Statement) ; provided that delivery within the time period specified above of copies of Borrower's Annual Report on Form 10-K prepared in compliance with the requirements therefore and filed with the SEC will be deemed to satisfy the requirements of this Subsection 4.4(B).

               (C) Borrower Compliance Certificate. Together with each delivery
                   -------------------------------
of financial statements of Borrower and its Subsidiaries pursuant to Subsections 4.4(A) and 4.4(B), Borrower will deliver a fully and properly completed compliance certificate in substantially the same form as Exhibit 4.4(C) (each, a "Compliance Certificate") signed by the chief financial officer of Borrower.

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Credit Agreement/SureWest Communications

               (D) Budgets. As soon as available and in any event no later than
                   -------
30 days prior to the first day of each of Borrower's fiscal years, Borrower will deliver a preliminary Budget of Borrower prepared on a segment basis for such fiscal year; 30 days after the first day of Borrower's fiscal years, Borrower will deliver a final Budget of Borrower and its Subsidiaries for such fiscal year approved by Borrower's senior management and Board of Directors. Promptly after becoming aware thereof, Borrower will notify CoBank of any material amendment to or deviation from such Budget and shall promptly provide revised Budget reflecting such amendment or deviation.

               (E) SEC Filings and Press Releases. Promptly upon their becoming
                   ------------------------------
available, Borrower will deliver copies of (i) all financial statements, reports, notices and proxy statements sent or made available by Borrower or its Subsidiaries to its or their security holders, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower or any of its Subsidiaries with any securities exchange or with the SEC or any governmental or private regulatory authority, and (iii) all material press releases and other statements made available by Borrower or any of its Subsidiaries to the public concerning developments in the business of any such Person.

               (F) Events of Default, Etc. Promptly upon any executive officer
                   ----------------------
of Borrower obtaining knowledge of any of the following events or conditions, Borrower shall deliver copies of all notices given or received by Borrower or any of its Subsidiaries with respect to any such event or condition and a certificate of Borrower's chief executive officer specifying the nature and period of existence of such event or condition and what action Borrower has taken, is taking and proposes to take with respect thereto: (i) any condition or event that constitutes an Event of Default or Default; (ii) any notice that any Person has given to Borrower or any of its Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in Subsection 6.1(B); or (iii) any event or condition that could reasonably be expected to have a Material Adverse Effect.

               (G) Litigation. Promptly upon any executive officer of Borrower
                   ----------
obtaining knowledge of (i) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or any of its Subsidiaries not previously disclosed by Borrower to CoBank which, in each case, could reasonably be expected to have a Material Adverse Effect or
(ii) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting Borrower or any of its Subsidiaries which, in each case, could reasonably be expected to have a Material Adverse Effect, Borrower will give notice thereof to CoBank and provide such other information as may be reasonably available to Borrower to enable CoBank and its counsel to evaluate such matter.

               (H) Environmental Notices. Immediately after becoming aware of
                   ---------------------
any material violation by Borrower or any Subsidiary of Environmental Laws or immediately upon receipt of any notice that a Governmental Authority has asserted that Borrower or any Subsidiary is not in material compliance with Environmental Laws or that its compliance is being investigated, Borrower will give notice to CoBank thereof and provide such other information as may be reasonably available to Borrower to enable CoBank and its counsel to reasonably evaluate such matter.

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Credit Agreement/SureWest Communications

               (I) ERISA Events. Promptly after becoming aware of any ERISA
                   ------------
Event, accompanied by any materials required to be filed with the PBGC with respect thereto; promptly after any Borrower's or any of its Subsidiaries' receipt of any notice concerning the imposition of any withdrawal liability under Section 4042 of ERISA with respect to a Plan; promptly upon the establishment of any Pension Plan not existing at the Closing Date or the commencement of contributions by any Borrower or any of its Subsidiaries to any Pension Plan to which any Borrower or any of its Subsidiaries was not contributing at the Closing Date; and promptly upon becoming aware of any other event or condition regarding a Plan or any Borrower's, or any of its Subsidiaries' or an ERISA Affiliate's compliance with ERISA which could reasonably be expected to have a Material Adverse Effect, such Borrower will give notice to CoBank thereof and provide such other information as may be reasonably available to such Borrower to enable CoBank and its counsel to reasonably evaluate such matter.

               (J) Regulatory and Other Notices. Within 15 days after filing,
                   ----------------------------
receipt or becoming aware thereof, copies of any filings or communications sent to or notices and other communications received by Borrower or any of its Subsidiaries from any Governmental Authority, including the FCC, any applicable PUC and the SEC, with respect to any matter or proceeding the effect of which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in a material adverse amendment, change or termination of any License.

               (K) Other Information. With reasonable promptness, Borrower will
                   -----------------
deliver such other information and data with respect to Borrower or any of its Subsidiaries as from time to time may be reasonably requested by CoBank.

         4.5   Accounting Terms; Utilization of GAAP for Purposes of
               -----------------------------------------------------
Calculations Under Agreement. For purposes of this Agreement, all accounting
----------------------------
terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Except as otherwise expressly provided, financial statements and other information furnished to CoBank pursuant to this Agreement shall be prepared in accordance with GAAP as in effect at the time of such preparation. No "Accounting Changes" (as defined below) shall affect financial covenants, standards or terms in this Agreement; provided that Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (i) changes in accounting principles required by GAAP and implemented by Borrower; (ii) changes in accounting principles recommended by Borrower's certified public accountants and implemented by Borrower; and (iii) changes in the method of determining carrying value of Borrower's or any of its Subsidiaries' assets, liabilities or equity accounts. All such adjustments resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made.

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Credit Agreement/SureWest Communications

                                   SECTION 5

                         REPRESENTATIONS AND WARRANTIES

         In order to induce CoBank to enter into this Agreement and to make Loans, Borrower represents and warrants to CoBank on the Closing Date and on the date of each request for a Loan or the issuance of a Letter of Credit that the following statements are true, correct and complete:

         5.1   Disclosure. The information furnished by or on behalf of Borrower
               ----------
and its Subsidiaries contained in this Agreement, the financial statements referred to in Subsection 5.8 and any other document, certificate, opinion or written statement furnished to CoBank pursuant to this Agreement or any other Loan Document (other than projections), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections provided by or on behalf of Borrower and its Subsidiaries have been prepared by management in good faith and based upon assumptions believed by management to be reasonable at the time the projections were prepared. Borrower is not aware of any fact which it has not disclosed in writing to CoBank having or which could reasonably be expect to have a Material Adverse Effect.

         5.2   No Material Adverse Effect. Since December 31, 2005, there has
               --------------------------
been no event or change in facts or circumstances affecting Borrower or any of its Subsidiaries which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in the attached Schedules.

         5.3   Organization, Powers, Authorization and Good Standing.
               -----------------------------------------------------

               (A) Organization and Powers. Each of Borrower and its
                   -----------------------
Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (which jurisdiction is set forth on Schedule 5.3(A)). Each of Borrower and its Subsidiaries has all requisite legal power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document to which it is a party and to carry out its respective obligations with respect thereto.

               (B) Authorization; Binding Obligation. Each of Borrower and its
                   ---------------------------------
Subsidiaries has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party. This Agreement is, and the other Loan Documents when executed and delivered will be, the legally valid and binding obligations of the applicable parties thereto (other than CoBank), each enforceable against each of such parties, as applicable, in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debt or relief laws from time to time in effect which affect the enforcement of creditors' rights in general and general principles of equity.

               (C) Qualification. Each of Borrower and its Subsidiaries is duly
                   -------------
qualified and authorized to do business and in good standing in each jurisdiction where the nature of its business and operations requires such qualification and authorization, except where the failure to be so qualified, authorized and in good standing could not reasonably be expected to have a Material Adverse Effect. All jurisdictions in which each such Person is qualified and authorized to do business are set forth on Schedule 5.3(C).

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Credit Agreement/SureWest Communications

         5.4   Compliance of Agreement, Loan Documents and Borrowings with
               -----------------------------------------------------------
Applicable Law. Except as set forth on Schedule 5.4 hereto, the execution,
--------------
delivery and performance by Borrower and its Subsidiaries of the Loan Documents to which each is a party, the borrowings hereunder and the transactions contemplated hereby and thereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to Borrower or any of its Subsidiaries, the violation of which could reasonably be expected to have a Material Adverse Effect, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of Borrower or any of its Subsidiaries or any Material Contract to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person.

         5.5   Compliance with Law; Governmental Approvals. Each of Borrower
               -------------------------------------------
and its Subsidiaries (i) has, or has the right to use, all material Governmental Approvals, including the Licenses, required by any Applicable Law for it to conduct its business and (ii) is in material compliance with each Governmental Approval, including the Licenses, applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties the violation of which could reasonably be expected to have a Material Adverse Effect. Each such Governmental Approval is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or threatened attack by direct or collateral proceeding.

         5.6   Tax Returns and Payments. Each of Borrower and its
               ------------------------
Subsidiaries has duly filed or caused to be filed, except as set forth on
Schedule 5.6, all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except where the payment of such tax is being diligently contested in good faith and adequate reserves therefor have been established in compliance with GAAP. The charges, accruals and reserves on the books of Borrower and its Subsidiaries in respect of federal, state, local and other taxes for all fiscal years and portions thereof are in the judgment of Borrower adequate, and Borrower and its Subsidiaries do not anticipate any additional material taxes or assessments for any of such years.

         5.7   Environmental Matters. Each of Borrower and its Subsidiaries
               ---------------------
is in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the properties or operations of Borrower and its Subsidiaries, which interfere in any material respect with the continued operation of such properties or impair in any material respect the fair saleable value thereof or with such operations, except for any such violations or contamination as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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Credit Agreement/SureWest Communications

         5.8   Financial Statements.
               --------------------

               (A) All financial statements concerning Borrower and its Subsidiaries which have been furnished to CoBank pursuant to this Agreement have been prepared in accordance with GAAP consistently applied (except as disclosed therein) and present fairly the financial condition of the Persons covered thereby as of the date thereof and the results of their operations for the periods covered thereby and disclose all material liabilities and Contingent Obligations of Borrower or its Subsidiaries as at the dates thereof. Neither Borrower nor any of its Subsidiaries has outstanding, as of the Closing Date, and after giving effect to the initial Loans hereunder on the Closing Date, any Indebtedness for borrowed money or Contingent Obligations other than (i) the Loans, (ii) the Indebtedness permitted under Subsection 3.1, and (iii) the Contingent Obligations permitted under Subsection 3.4.

               (B) All Budgets concerning Borrower and its Subsidiaries which have been furnished to CoBank were prepared in good faith by or on behalf of Borrower and such Subsidiaries. No fact is known to Borrower which materially and adversely affects or is reasonably expected to have a Material Adverse Effect which has not been set forth in the financial statements referred to in Subsection 5.8(A) or in such information, reports, papers and data or otherwise disclosed in writing to CoBank prior to the date hereof.

         5.9   Intellectual Property. Each of Borrower and its Subsidiaries
               ---------------------
owns, or possesses through valid licensing arrangements, the right to use all patents, copyrights, trademarks, trade names, service marks, technology know-how and processes used in or necessary for the conduct of its business as currently or anticipated to be conducted (collectively, the "Intellectual Property Rights") without infringing upon any validly asserted rights of others, except for any Intellectual Property Rights to absence of which could not reasonably be expected to have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights. Neither Borrower nor any of its Subsidiaries has been threatened with any litigation regarding Intellectual Property Rights that would present a material impediment to the business of any such Person.

         5.10  Litigation, Investigations, Audits, Etc. Except as set forth on
               ---------------------------------------
Schedule 5.10, there is no action, suit, proceeding or investigation pending against, or, to the knowledge of Borrower, threatened against or in any other manner relating adversely to, Borrower or any of its Subsidiaries or any of their respective properties, including the Licenses, in any court or before any arbitrator of any kind or before or by any Governmental Authority (including the FCC), except such as affect the telecommunications industry generally which, in each case or in the aggregate, could reasonably be expected to have a Material Adverse Effect. None of the actions, suits, proceedings or investigations disclosed on Schedule 5.10 (i) calls into question the validity of this Agreement or any other Loan Document, or (ii) individually or collectively could reasonably be expected to result in a judgment or liability not fully covered by insurance which, if determined adversely to Borrower or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries is the subject of any review or audit by the Internal Revenue Service or any investigation by any Governmental Authority concerning the violation or possible violation of any law.

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Credit Agreement/SureWest Communications

         5.11  Employee Labor Matters. Except as set forth on Schedule 5.11,
               ----------------------
(i) none of Borrower, its Subsidiaries nor any of their respective employees is subject to any collective bargaining agreement, (ii) no petition for certification or union election is pending with respect to the employees of any such Person and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any such Person and (iii) there are no strikes, slowdowns, unfair labor practice complaints, work stoppages or controversies pending or, to the best knowledge of Borrower after due inquiry, threatened between any such Person and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         5.12  ERISA Compliance.
               ----------------

               (A) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the IRC and other federal or state law. Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the IRC, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the IRC has been made with respect to any Plan.

               (B) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to have a Material Adverse Effect.

               (C) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any unfunded liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could subject any Person to Section 4069 or 4212(c) of ERISA.

         5.13  Communications Regulatory Matters.
               ---------------------------------

               (A) Schedule 5.13(A) sets forth a true and complete list of
                   ----------------
the following information for each License issued to Borrower or its
Subsidiaries: the name of the licensee, the type of service, the expiration date and the geographic area covered by such License.

               (B) The Licenses are valid and in full force and effect without conditions except for such conditions as are generally applicable to holders of such Licenses. No event has occurred and is continuing which could reasonably be expected to (i) result in the imposition of a material forfeiture or the revocation, termination or adverse modification of any such License or
(ii) materially and adversely affect any rights of Borrower or its Subsidiaries or any other holder thereunder. Borrower has no reason to believe and has no knowledge that any License will not be renewed in the ordinary course. Except as disclosed on Schedule 5.10, neither Borrower nor any of its Subsidiaries is a party to any investigation, notice of violation, order or complaint issued by or before the FCC or any applicable Governmental Authority, and there are no proceedings pending by or before the FCC or any applicable Governmental Authority, which could in any manner threaten or adversely affect the validity of any License.

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Credit Agreement/SureWest Communications

               (C) All of the material properties, equipment and systems owned, leased or managed by Borrower or its Subsidiaries are, and (to the best knowledge of Borrower) all such property, equipment and systems to be acquired or added in connection with any contemplated system expansion or construction will be, in good repair, working order and condition (reasonable wear and tear excepted) and are and will be in material compliance with all terms and conditions of the Licenses and all standards or rules imposed by any Governmental Authority or as imposed under any agreements with telephone companies and customers.

               (D) Each of Borrower and its Subsidiaries has paid all material franchise, license or other fees and charges which have become due pursuant to any Governmental Approval in respect of its business and has made appropriate provision as is required by GAAP for any such material fees and charges which have accrued.

         5.14  Solvency. Each of Borrower and its Subsidiaries: (i) owns and
               --------
will own assets the present fair saleable value of which are (a) greater than the total amount of liabilities (including contingent liabilities) of Borrower or its Subsidiaries and (b) greater than the amount that will be required to pay the probable liabilities of its then existing debts and liabilities as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to Borrower or such Subsidiary; (ii) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (iii) does not intend to incur and does not believe that it will incur debts and liabilities beyond its ability to pay such debts and liabilities as they become due.

         5.15  Investment Company Act; Public Utility Holding Act. None of
               --------------------------------------------------
Borrower or any of its Subsidiaries is an "investment company" as that term is defined in and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended. None of Borrower or any of its Subsidiaries is a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

         5.16  Certain Agreements and Material Contracts. Schedule 5.16 sets
               -----------------------------------------
forth a complete and accurate list of all loan agreements, indentures, guarantees, capital leases (involving a monetary liability in an amount in excess of $500,000 per annum) and other similar credit or reimbursement agreements and all Material Contracts of Borrower and its Subsidiaries. Each of Borrower and its Subsidiaries has performed all of its material obligations under such agreements and Material Contracts and, to the best knowledge of Borrower, each other party thereto is in compliance with each such agreement or Material Contract. Each such agreement or Material Contract is in full force and effect in accordance with the terms thereof.

         5.17  Title to Properties. Borrower and each of its Subsidiaries has
               -------------------
such title or leasehold interest in and to the real property or interests therein, including material easements, licenses and similar rights in real estate, owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title or leasehold interest in and to all of its personal property, including those reflected on the balance sheets of Borrower delivered pursuant to Subsection 5.8, except those which have been disposed of by Borrower subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

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Credit Agreement/SureWest Communications

         5.18  Transactions with Affiliates. No Affiliate of Borrower is a
               ----------------------------
party to any agreement, contract, commitment or transaction with Borrower or has any material interest in any material property used by Borrower, except as permitted by Subsection 3.8.

         5.19  OFAC. None of Borrower or its Subsidiaries (i) is a person
               ----
whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury's Office of Foreign Assets Control regulation or executive order.

         5.20  Patriot Act. Each of Borrower and its Subsidiaries is in
               -----------
compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

                                    SECTION 6

                    EVENTS OF DEFAULT AND RIGHTS AND REMEDIES

         6.1   Event of Default. "Event of Default" shall mean the occurrence
               ----------------
or existence of any one or more of the following:

               (A) Payment. Failure to repay any outstanding amount of the
                   -------
Loans at the time required pursuant to this Agreement, or to reimburse CoBank for any payment made by CoBank under or with respect to any Letter of Credit when due, or failure to pay, within five days after the due date, any interest on any Loan or failure to pay, within five days after receipt by Borrower of notice from CoBank, any other amount due under this Agreement or any of the other Loan Documents; or

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Credit Agreement/SureWest Communications

               (B) Default in Other Agreements. (i) Failure of Borrower or
                   ---------------------------
any of its Subsidiaries to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligation in excess of $5,000,000 or (ii) any other breach or default of Borrower or any of its Subsidiaries with respect to the Note Purchase Agreement, any Indebtedness (other than the Loans) or any Contingent Obligation, if the effect of such breach or default is to cause or to permit the holder or holders then to cause such Indebtedness or Contingent Obligation having an aggregate principal amount for Borrower and its Subsidiaries in excess of $5,000,000 to become or be declared due prior to its stated maturity or (iii) any breach, default or termination shall have occurred under any Material Contract by any of the parties thereto, or any Material Contract shall fail to be renewed or otherwise have ceased to be in full force and effect, and such breach, default, failure, cessation or termination could reasonably have a Material Adverse Effect, unless such Material Contract is replaced by a comparable Material Contract (in the reasonable judgment of CoBank) prior to or concurrent with such breach, default, failure, cessation or termination; or

               (C) Breach of Certain Provisions. Failure of Borrower or any
                   ----------------------------
of its Subsidiaries to perform or comply with any term or condition contained in that portion of Subsection 2.2 relating to Borrower's or any of its Subsidiaries' obligation to maintain insurance, Subsection 2.4, Section 3 or
Section 4; or

               (D) Breach of Warranty. Any representation, warranty,
                   ------------------
certification or other statement made by Borrower or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Borrower or any of its Subsidiaries in writing pursuant to any Loan Document is false in any material respect on the date made or deemed made; or

               (E) Other Defaults Under Loan Documents. Borrower, any of its
                   -----------------------------------
Subsidiaries or any other party (other than CoBank) breaches or defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within 30 days after receipt by Borrower, any such Subsidiary or such other party of notice from CoBank of such default (other than occurrences described in other provisions of this Subsection 6.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

               (F) Involuntary Bankruptcy; Appointment of Receiver; Etc. (i)
                   ----------------------------------------------------
A court enters a decree or order for relief with respect to Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law within 60 days; or (ii) the continuance of any of the following events for 60 days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against Borrower or any of its Subsidiaries, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any of its Subsidiaries, or over all or a substantial part of its property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of Borrower or any of its Subsidiaries, for all or a substantial part of the property of Borrower or any of its Subsidiaries; or

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Credit Agreement/SureWest Communications

               (G) Voluntary Bankruptcy; Appointment of Receiver; Etc.
                   --------------------------------------------------
Borrower or any of its Subsidiaries (i) commences a voluntary case under the Bankruptcy Code, files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts of Borrower or any of its Subsidiaries, or consents to, or fails to contest in a timely and appropriate manner, the entry of an order for relief in an involuntary case, the conversion of an involuntary case to a voluntary case under any such law, or the appointment of or taking possession by a receiver, trustee or other custodian of all or a substantial part of the property of Borrower or any of its Subsidiaries; or (ii) makes any assignment for the benefit of creditors; or (iii) the Board of Directors or the shareholders of Borrower or any of its Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Subsection 6.1(G); or

               (H) Governmental Liens. Any Lien, levy or assessment (other
                   ------------------
than Permitted Encumbrances) is filed or recorded with respect to or otherwise imposed upon all or a material portion of the assets of Borrower or any of its Subsidiaries by the United States or any department or instrumentality thereof or by any state, county, municipality or other Governmental Authority and remains undischarged, unvacated, unbonded or unstayed for a period of 60 days or in any event later than five Business Days prior to the date of any proposed sale thereunder; or

               (I) Judgment and Attachments. Any money judgment, writ or
                   ------------------------
warrant of attachment or similar process (other than those described in Subsection 6.1(H)) involving an amount in any individual case or in the aggregate for Borrower and its Subsidiaries at any time in excess of $1,000,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against Borrower or any of its Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of 60 days or in any event later than five Business Days prior to the date of any proposed sale thereunder; or

               (J) Dissolution.  Any  order,  judgment  or  decree  is
                   -----------
entered against Borrower or any of its Subsidiaries decreeing the dissolution or split up of Borrower or any of its Subsidiaries and such order remains undischarged or unstayed for a period in excess of 15 days; or

               (K) Solvency.  Borrower  or any of its  Subsidiaries  ceases
                   --------
to be solvent or Borrower or any of its Subsidiaries admits in writing its present or prospective inability to pay its debts as they become due; or

               (L) Injunction.  Borrower  or  any  of  its  Subsidiaries  is
                   ----------
enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its business and such order continues for more than 60 days; or

               (M) ERISA; Pension Plans. (i) Borrower or any of its
                   --------------------
Subsidiaries fails to make full payment when due of all amounts which, under the provisions of any employee benefit plans or any applicable provisions of the IRC, any such Person is required to pay as contributions thereto and such failure results in or could reasonably be expected to have a Material Adverse Effect; or (ii) an accumulated funding deficiency occurs or exists, whether or not waived, with respect to any such employee benefit plans; or (iii) any employee benefit plan of Borrower or any of its Subsidiaries loses its status as a qualified plan under the IRC and such loss results in or could reasonably be expected to have a Material Adverse Effect; or

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Credit Agreement/SureWest Communications

               (N) Environmental Matters. Borrower or any of its Subsidiaries
                   ---------------------
fails to: (i) obtain or maintain any operating licenses or permits required by environmental authorities; (ii) begin, continue or complete any remediation activities as required by any environmental authorities; (iii) store or dispose of any hazardous materials in accordance with applicable Environmental Laws; or
(iv) comply with any other Environmental Laws, if in any such case such failure could reasonably be expected to have a Material Adverse Effect; or

               (O) Invalidity of Loan Documents. Any of the Loan Documents
                   ----------------------------
for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void and Borrower or any applicable Subsidiary fails to promptly correct such cessation or declaration, or Borrower or any of its Subsidiaries denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

               (P) Damage; Strike; Casualty. Any material damage to, or loss,
                   ------------------------
theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy or other casualty that causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of Borrower or any of its Subsidiaries if any such event or circumstance results in or could reasonably be expected to have a Material Adverse Effect; or

               (Q) Licenses and Permits. The loss, suspension or revocation
                   --------------------
of, or failure to renew, any license or permit, including any License, now held or hereafter acquired by Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or

               (R) Change in Control. Any Person acquires or beneficially
                   -----------------
owns, directly or indirectly, and controls at least 35% of the voting equity in Borrower.

         6.2   Suspension of Commitments. Upon the occurrence and during the
               -------------------------
continuation of any Default or Event of Default, CoBank, without notice or demand, may immediately cease making additional Loans and issuing Letters of Credit and cause its obligation to lend under the Loan Commitments to be suspended; provided that, in the case of a Default, if the subject condition or event is cured, or waived by CoBank, within any applicable grace or cure period, any suspended portion of the Loan Commitments shall be reinstated.

         6.3   Acceleration. Upon the occurrence of any Event of Default
               ------------
described in the foregoing Subsections 6.1(F) or 6.1(G), the unpaid principal amount of and accrued interest and fees on the Loans, payments under the Letters of Credit and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the obligations of CoBank to make Loans and issue Letters of Credit shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, CoBank may by written notice to Borrower declare all or any portion of the Loans, all or any Letter of Credit and all or some of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, and upon such acceleration the obligations of CoBank to make Loans and issue Letters of Credit shall thereupon terminate and Borrower shall immediately comply with the provisions of Subsection 1.15.

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Credit Agreement/SureWest Communications

         6.4   Rights of Collection. Upon the occurrence and during the
               --------------------
continuation of any Event of Default and at any time thereafter, unless and until such Event of Default is cured or waived by CoBank, CoBank may exercise all of its rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.

         6.5      Consents. Borrower acknowledges that certain transactions
                  --------
contemplated by this Agreement and the other Loan Documents and certain actions which may be taken by CoBank in the exercise of its rights under this Agreement and the other Loan Documents may require the consent of a Governmental Authority. If counsel to CoBank reasonably determines that the consent of a Governmental Authority is required in connection with the execution, delivery and performance of any of the aforesaid Loan Documents or any Loan Documents delivered to CoBank in connection therewith or as a result of any action which may be taken pursuant thereto, then Borrower, at Borrower's sole cost and expense, agrees to use its reasonable efforts, and to cause its Subsidiaries to use their reasonable best efforts, to secure such consent and to cooperate with CoBank in any action commenced by CoBank or CoBank to secure such consent.

         6.6   Performance by CoBank. If Borrower shall fail to perform any
               ---------------------
covenant, duty or agreement contained in any of the Loan Documents, CoBank may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower after the expiration of any cure or grace periods set forth herein, subject to Applicable Law. In such event, Borrower shall, at the request of CoBank, promptly pay any amount reasonably expended by CoBank in such performance or attempted performance to CoBank, together with interest thereon at the highest rate of interest in effect upon the occurrence of an Event of Default as specified in Subsection 1.2(E) from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that CoBank shall not have any liability or responsibility for the performance of any obligation of Borrower under this Agreement or any other Loan Document.

         6.7   Set Off and Sharing of Payments. In addition to any rights now
               -------------------------------
or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, CoBank is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply against and on account of any of the Obligations any and all (A) balances held by CoBank at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or any of its Subsidiaries), and (B) all other property at any time held or owing by CoBank to or for the credit or for the account of Borrower or any of its Subsidiaries.

                                    SECTION 7

                               CONDITIONS TO LOANS

         The obligations of CoBank to make Loans are subject to satisfaction of all of the applicable conditions set forth below.

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Credit Agreement/SureWest Communications

         7.1   Conditions to Initial Loan. The obligations of CoBank to make
               --------------------------
the initial Loan are, in addition to the conditions precedent specified in Subsection 7.2, subject to the satisfaction of each of the following conditions:

               (A) Executed Loan and Other Documents. (i) This Agreement,
                   ---------------------------------
(ii) the Notes and (iii) all other documents and instruments contemplated by such agreements, shall have been duly authorized and executed by Borrower or other Person, as applicable, in form and substance satisfactory to CoBank, and Borrower or such other Person, as applicable, shall have delivered original counterparts thereof to CoBank.

               (B) Closing Certificates; Opinions.
                   ------------------------------

                    (1) Officers' Certificate. CoBank shall have received a
                        ---------------------
certificate from the chief executive officer and chief financial officer of Borrower, in form and substance reasonably satisfactory to CoBank, to the effect that, to their knowledge after reasonable diligence, all representations and warranties of Borrower and its Subsidiaries contained in this Agreement and the other Loan Documents are true, correct and complete; that neither Borrower nor any of its Subsidiaries is in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; that Borrower has satisfied each of the closing conditions to be satisfied hereby; and that Borrower and its Subsidiaries have filed all required tax returns and owes no delinquent taxes, except where the payment of such tax is being diligently contested in good faith and adequate reserves therefor have been established in compliance with GAAP.

                    (2) Certificate  of  Secretary  of  Borrower  and its
                        -------------------------------------------------
Subsidiaries. CoBank shall have received a certificate of the secretary or
------------
assistant secretary of Borrower certifying that attached thereto is a true and complete copy of its articles of incorporation, and all amendments thereto, certified as of a recent date by the Secretary of State of the state of its organization; that attached thereto is a true and complete copy of its bylaws as in effect on the date of such certification; that attached thereto is a true and complete copy of resolution of its Board of Directors authorizing the borrowings contemplated hereunder, and the execution, delivery and performance of this Agreement and the other Loan Documents; and as to the incumbency and genuineness of the signature of each of its officers executing Loan Documents.

                    (3) Certificates  of Good  Standing.  CoBank shall
                        -------------------------------
have received certificates as of a recent date of the good standing of Borrower and each of its Subsidiaries under the laws of its jurisdiction of organization and such other jurisdictions as are requested by CoBank.

                    (4) Opinion of Counsel.  CoBank  shall have  received
                        ------------------
a favorable opinion of counsel to Borrower and each of its Subsidiaries addressed to CoBank with respect to Borrower and its Subsidiaries, the Loan Documents and regulatory matters (including, without limitation, the Licenses) reasonably satisfactory in form and substance to CoBank.

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Credit Agreement/SureWest Communications

               (C) Property.
                   --------

                    (1) Lien Searches.  Borrower  shall  have  delivered
                        -------------
to CoBank the results of a Lien search of all filings made against each of Borrower and its Subsidiaries under the Uniform Commercial Code as in effect in any jurisdiction in which any of its assets are located, indicating among other things that Borrower's and its Subsidiaries' assets are free and clear of any Lien, except for Permitted Encumbrances.

                    (2) Insurance.  CoBank shall have  received
                        ---------
certificates of insurance and in the form required under Subsection 2.2 and otherwise in form and substance reasonably satisfactory to CoBank.

               (D) Consents.
                   --------

                    (1) Governmental and Third Party Approvals. Borrower
                        --------------------------------------
shall have delivered to CoBank all necessary material approvals, authorizations and consents, if any, of all Persons, Governmental Authorities, including the FCC and all applicable PUCs, and courts having jurisdiction with respect to the execution and delivery of this Agreement and the other Loan Documents, and all such approvals shall be in form and substance satisfactory to CoBank.

                    (2) Permits and  Licenses.  CoBank shall have received
                        ---------------------
copies of all material permits and licenses, including the Licenses, required under Applicable Laws for the conduct of Borrower's or any of its Subsidiaries' material businesses.

                    (3) No Injunction, Etc.  No  action, proceeding,
                        ------------------
investigation, regulation or legislation shall have been instituted, threatened or proposed before, nor any adverse ruling received from, any Governmental Authority to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, as determined by CoBank in its reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

               (E) Fees, Expenses, Taxes, Etc. There shall have been paid by
                   ---------------------------
Borrower to CoBank the fees set forth or referenced in Subsection 1.4 and any other accrued and unpaid fees or commissions due hereunder (including legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

               (F) Miscellaneous.
                   -------------

                    (1) Proceedings  and Documents.  All opinions, certificates
                        --------------------------
and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to CoBank. CoBank shall have received copies of all other instruments and other evidence as CoBank may reasonably request, in form and substance reasonably satisfactory to CoBank, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

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Credit Agreement/SureWest Communications

                    (2) Litigation,  Investigations,  Audits, Etc. There
                        -----------------------------------------
is no action, suit, proceeding or investigation pending against, or, to the knowledge of Borrower after due inquiry, threatened against or in any other manner relating adversely to, Borrower or any of its Subsidiaries or any of their respective properties, including the Licenses, in any court or before any arbitrator of any kind or before or by any Governmental Authority (including the FCC), except such as affect the telecommunications industry generally, that would reasonably be expected to have a Material Adverse Effect.

                    (3) Repayment of Existing  Indebtedness.  CoBank
                        -----------------------------------
shall have received evidence, in form and substance reasonably satisfactory to CoBank, that (i) all Indebtedness of Borrower and its Subsidiaries has been fully paid, satisfied and discharged, other than Indebtedness permitted under Subsection 3.1, and (ii) that all Liens in respect of any such Indebtedness to be paid have been terminated.

         7.2   Conditions to All Loans. The obligations of CoBank to make
               -----------------------
Loans, including the initial Loan, and of CoBank to issue Letters of Credit, including the initial Letter of Credit, on any date (each such date a "Funding Date"), are subject to the further conditions precedent set forth below.

               (A) CoBank shall have received, in accordance with the provisions of Subsection 1.3, a Notice of Borrowing requesting an advance of a Loan or such notice as Cobank shall require for the issuance of a Letter of Credit.

               (B) The representations and warranties contained in Section 5 of this Agreement and elsewhere herein and in the Loan Documents shall be (and each request by Borrower for a Loan or a Letter of Credit shall constitute a representation and warranty by Borrower that such representations and warranties are) true, correct and complete in all material respects on and as of such Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made in writing by Borrower to CoBank after the Closing Date so long as what is being disclosed does not give rise to a Default or an Event of Default.

               (C) No event shall have occurred and be continuing or would result from the consummation of the borrowing or issuance contemplated that would constitute an Event of Default or a Default.

               (D) No order, judgment or decree of any court, arbitrator or Governmental Authority shall purport to enjoin or restrain CoBank from making any Loan or issuing any Letter of Credit.

               (E) Since December 31, 2005, there shall not have occurred any event or condition that has had or could reasonably be expected to have a Material Adverse Effect.

               (F) All Loan Documents shall be in full force and effect.

               (G) Borrower shall have delivered to CoBank such other documents, certificates and opinions as CoBank reasonably requests.

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Credit Agreement/SureWest Communications

                                    SECTION 8

                          ASSIGNMENT AND PARTICIPATION

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrower may not assign its rights or obligations hereunder without the written consent of CoBank. CoBank may assign its rights and delegate its obligations under this Agreement to one or more Persons. CoBank may sell participations in all or any part of its obligations and rights under this Agreement to one or more Persons; provided that CoBank's obligations under this Agreement shall remain unchanged; Borrower shall continue to deal solely and directly with CoBank in connection with CoBank's rights and obligations under this Agreement; all amounts payable by Borrower hereunder shall be determined as if CoBank had not sold such participation; and the holder of any such participation shall not be entitled to require CoBank to take or omit to take any action hereunder except action directly affecting (i) any reduction, modification or forgiveness in the principal amount, interest rate or fees payable with respect to any Loan; (ii) any extension of the Term Loan Availability Expiration Date, the Term Loan Maturity Date, the Revolving Loan Expiration Date, or any change of any date fixed for any payment of any of the Obligations; and (iii) any consent to the assignment, delegation or other transfer by Borrower or any of its Subsidiaries of any of its rights and obligations under any Loan Document. Borrower hereby acknowledges and agrees that any participation will give rise to a direct obligation of Borrower to the participant, and the participant shall have direct rights for purposes of Subsections 1.11, 1.12, 1.13, 6.7 and 9.1. CoBank may furnish any information concerning Borrower and its Subsidiaries in the possession of CoBank from time to time to assignees and participants (including prospective assignees and participants), subject to the provisions of Subsection
9.10. CoBank reserves the right to assign or sell participations in all or any part of its obligations and rights under this Agreement on a non-patronage basis.

                                    SECTION 9

                                  MISCELLANEOUS

         9.1   Indemnities. Borrower agrees to indemnify, pay, and hold
               -----------
CoBank and its respective officers, directors, employees, agents, and attorneys (the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of its being a party to this Agreement; provided, that Borrower shall have no obligation to an Indemnitee hereunder with respect to liabilities arising from the negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. This Subsection
9.1 and all indemnification provisions contained within any other Loan Document shall survive the termination of this Agreement.

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Credit Agreement/SureWest Communications

         9.2   Amendments and Waivers. Except as otherwise provided herein,
               ----------------------
no amendment, modification, termination or waiver of any provision of this Agreement, the Notes or any of the other Loan Documents, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and CoBank. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Subsection 9.2 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes, and, if signed by Borrower, on Borrower.

         9.3   Notices. Any required notice or other communication shall be
               -------
in writing addressed to the respective party as set forth below and may be personally delivered, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given: (i) if delivered in person, when delivered; (ii) if delivered by telecopy, on the date of confirmed transmission if transmitted on a Business Day before 2:00 p.m. (Denver, Colorado time) and otherwise on the Business Day next succeeding the date of transmission; (c) if delivered by overnight courier, two days after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, four Business Days after deposit with postage prepaid and properly addressed.

         Notices shall be addressed as follows:

         If to Borrower:   SureWest Communications
                           200 Vernon Street
                           Roseville, CA 95678
                           Attn:  Chief Financial Officer
                           Fax:   (916) 786-1800

         If to CoBank:     CoBank, ACB
                           5500 South Quebec Street
                           Greenwood Village, Colorado 80111
                           Attn: Communications & Energy Banking Group
                           Fax: (303) 224-2639

         9.4   Failure or Indulgence Not Waiver; Remedies Cumulative. No
               -----------------------------------------------------
failure or delay on the part of CoBank to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

         9.5   Severability. The invalidity, illegality, or unenforceability
               ------------
in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents or any such invalid, unenforceable or illegal provision in any jurisdiction in which it is not invalid, unenforceable or illegal.

         9.6   Headings. Section and Subsection headings are included herein
               --------
for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

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Credit Agreement/SureWest Communications

         9.7   Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL
               -------------
BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF COLORADO WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE OR PERMIT APPLICATION OF THE LAWS OF ANY OTHER STATE OR JURISDICTION.

         9.8   No Fiduciary Relationship. No provision in the Loan Documents
               -------------------------
and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to Borrower by CoBank.

         9.9   Construction. CoBank and Borrower acknowledge that each of
               ------------
them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be constructed as if jointly drafted by CoBank and Borrower.

         9.10  Confidentiality. CoBank agrees to hold any confidential
               ---------------
information that it may receive from Borrower or any of its Subsidiaries pursuant to this Agreement in confidence, except for disclosure: (i) on a confidential basis, as necessary or appropriate, to directors, officers, employees, agents or legal counsel, independent public accountants and other professional advisors of CoBank; (ii) to regulatory officials having jurisdiction over CoBank; (iii) as required by Applicable Law or legal process or (iv) in connection with any legal proceeding between CoBank and Borrower (provided that, in the event CoBank is so required to disclose such confidential information pursuant to clauses (iii) or (iv) of this Subsection 9.10, CoBank shall promptly notify Borrower, so that Borrower or any of its Subsidiaries may seek, at its sole cost and expense, a protective order or other appropriate remedy); and (v) to another Person in connection with a disposition or proposed disposition to that Person of all or part of CoBank's interests hereunder or a participation interest, provided that such disclosure is made subject to an appropriate confidentiality agreement on terms substantially similar to this Subsection 9.10. For purposes of the foregoing, "confidential information" shall mean all information respecting Borrower or any of its Subsidiaries, other than
(A) information previously filed by Borrower or any of its Subsidiaries with any Governmental Authority and available to the public, (B) information previously published in any public medium from a source other than, directly or indirectly, CoBank and (C) information obtained by CoBank from a source independent of Borrower or its Subsidiaries.

         9.11  Consent to Jurisdiction and Service of Process. (A) BORROWER
               ----------------------------------------------
HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT OR COLORADO STATE COURT IN THE STATE OF COLORADO HAVING SUBJECT MATTER JURISDICTION OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS. BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, PERSONAL JURISDICTION OF ANY SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF COBANK TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

Credit Agreement/SureWest Communications

         (B) BORROWER HEREBY AGREES THAT SERVICE OF THE SUMMONS AND COMPLAINT AND ALL OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, A COPY OF SUCH PROCESS TO BORROWER AT THE ADDRESS TO WHICH NOTICES TO BORROWER ARE THEN TO BE SENT PURSUANT TO SUBSECTION 9.3 AND THAT PERSONAL SERVICE OF PROCESS SHALL NOT BE REQUIRED. NOTHING HEREIN SHALL BE CONSTRUED TO PROHIBIT SERVICE OF PROCESS BY ANY OTHER METHOD PERMITTED BY LAW.

         9.12  Waiver of Jury Trial. BORROWER AND COBANK EACH HEREBY WAIVE THEIR
               --------------------
RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER AND COBANK EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND COBANK EACH FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. BORROWER AND COBANK ALSO EACH WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF COBANK.

         9.13  Survival of Warranties and Certain Agreements. All agreements,
               ---------------------------------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans, the issuances of Letters of Credit and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in Subsections 1.4(D), 1.11, 1.12, 1.13, 9.1, 9.11 and 9.12 shall survive the payment of the Loans, the payment of the Letter of Credit Liabilities and the termination of this Agreement.

Credit Agreement/SureWest Communications

         9.14  Entire Agreement. This Agreement, the Notes and the other Loan
               ----------------
Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, understandings, whether oral or written, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

         9.15  Counterparts; Effectiveness. This Agreement and any
               ---------------------------
amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

         9.16  Patriot Act. CoBank notifies Borrower and its Subsidiaries
               -----------
that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies each of Borrower and its Subsidiaries, which information includes the name and address of such entity and other information that will allow CoBank to identify such in accordance with the Patriot Act. Each of Borrower and its Subsidiaries shall provide to the extent commercially reasonable, such information and take such other actions as are reasonably requested by CoBank in order to assist CoBank in maintaining compliance with the Patriot Act.

                                   SECTION 10

                                   DEFINITIONS

         10.1  Certain  Defined Terms.  The terms defined below are used in
               ----------------------
this Agreement as so defined. Terms defined in the preamble and recitals to this Agreement are used in this Agreement as so defined.

         "Adjusted Consolidated Net Worth" means, as of any date of
          -------------------------------
determination, the result of (i) Consolidated Net Worth minus (ii) the sum of Restricted Investments incurred after December 9, 1998 in excess of 10% of Consolidated Net Worth, all as of the such date of determination.

         "Adjustment Date" means each date which is the fifth (5th) Business Day
          ---------------
after the receipt by CoBank of (i) each Compliance Certificate delivered by Borrower pursuant to Subsection 4.4(C) and (ii) in the case a decrease in an applicable margin is warranted, a written notice from Borrower to decrease such margin.

         "Affiliate" means any Person: (i) directly or indirectly controlling,
          ---------
controlled by, or under common control with, Borrower or any of its Subsidiaries; (ii) directly or indirectly owning or holding five percent (5%) or more of any equity interest in Borrower or any of its Subsidiaries; or (iii) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by Borrower or any of its Subsidiaries. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

Credit Agreement/SureWest Communications

         "Applicable Law" means, in respect of any Person, all provisions of
          --------------
constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including the Licenses, the Communications Act and all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

         "Asset Disposition" means the disposition, whether by sale, lease,
          -----------------
transfer, loss, damage, destruction, condemnation or otherwise, by Borrower or any of its Subsidiaries, of any of the following: (i) any of the capital stock or the ownership interests of any of its Subsidiaries, or (ii) any or all of its assets.

         "Banking Day" means a day on which CoBank is open for business,
          -----------
dealings in U.S. dollar deposits are being carried out in the London interbank market, and banks are open for business in New York City and London, England.

         "Bankruptcy Code" means Title 11 of the United States Code entitled
          ---------------
"Bankruptcy," as amended from time to time or any applicable bankruptcy, insolvency or other similar federal or state law now or hereafter in effect and all rules and regulations promulgated thereunder.

         "Base Rate" means a variable rate of interest per annum equal, on any
          ---------
day, to the rate of interest established by CoBank from time to time as its CoBank Base Rate, which rate is intended by CoBank to be a reference rate and not its lowest rate. The CoBank Base Rate will change on the date established by CoBank as the effective date of any change thereof.

         "Base Rate Loan" means, at any time, the aggregate amount of all Loans
          --------------
then bearing interest at the rate determined by reference to the Base Rate.

         "Base Rate Margin" means the applicable percent per annum determined in
          ----------------
accordance with Subsection 1.2(B).

         "Budget" means, for Borrower prepared on a segment basis, (i) profit
          ------
and loss statements and (ii) cash flow statements, all prepared on a consistent basis with Borrower's or such Subsidiaries' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions. The Budget represents and will represent as of the date thereof the good faith estimate of Borrower and its senior management concerning the course of its business.

         "Business Day" means (i) for all purposes other than as covered by
          ------------
clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Colorado, or is a day on which banking institutions located in such state are closed or which the Federal Reserve Banks are closed, and (ii) with respect to all notices, determinations, fundings and payments in connection with LIBOR Loans, any day that is a Business Day described in clause (a) above and that is also a day for trading by and between banks in U.S. dollar deposits in the applicable interbank LIBOR market.

Credit Agreement/SureWest Communications

         "Calculation Period" means each period commencing on each Adjustment
          ------------------
Date and ending on the day preceding each subsequent Adjustment Date.

         "Capital Lease" means any lease of real or personal property which is
          -------------
required to be capitalized under GAAP or which is treated as an operating lease under regulations applicable to Borrower and its Subsidiaries but which otherwise would be required to be capitalized under GAAP.

         "Cash Equivalents" means: (i) marketable direct obligations issued or
          ----------------
unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof;
(ii) commercial paper maturing no more than one (1) year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Rating Service or at least P-1 from Moody's Investors Service, Inc.;
(iii) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000; and (iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts at any one such institution not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrower's deposits at such institution.

         "Closing Date" means the date of this Agreement, which date shall be no
          ------------
later than April 24, 2006.

         "Communications Act" means the Communications Act of 1934, as amended
          ------------------
and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as the same may be in effect from time to time.

         "Consolidated Net Assets" means, on a consolidated basis for Borrower
          -----------------------
and its Subsidiaries, total assets minus the sum of (a) Restricted Investments and (b) current liabilities.

         "Consolidated Net Worth" means the consolidated stockholders' equity of
          ----------------------
Borrower and its Subsidiaries.

Credit Agreement/SureWest Communications

         "Contingent Obligation" as applied to any Person, means any direct or
          ---------------------
indirect liability of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates. Contingent Obligations shall also include (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, other than pursuant to routine agreements entered into in the ordinary course of business and (c) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

         "Default" means a condition or event that, after notice or lapse of
          -------
time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

         "EBITDA" means the sum of (a) (i) net income or deficit, as the case
          ------
may be (excluding extraordinary gains, the write up of any asset or any gain realized upon the sale of an asset and excluding any extraordinary, non-cash losses, the write down of any asset and the loss realized upon the sale of any asset), (ii) total interest expense (including non-cash interest), (iii) depreciation and amortization expense, and (iv) income or franchise taxes, federal, state or local. For any period of calculation, EBITDA shall be adjusted to give effect to any acquisition, sale or other disposition of any operation or business (or any portion thereof) during the period of calculation as if such acquisition, sale or other disposition occurred on the first day of such period of calculation.

         "Environmental Laws" means all applicable federal, state or local laws,
          ------------------
statutes, rules, regulations or ordinances, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to public health, safety or the pollution or protection of the environment, including those relating to releases, discharges, emissions, spills, leaching, or disposals of hazardous substances (including petroleum, crude oil or any fraction or derivative thereof, or other hydrocarbons) to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including petroleum, crude oil or any fraction or derivative thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including, without limitation, any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
          -----
amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not
          ---------------
incorporated) which is a member of a controlled group or under common control with Borrower within the meaning of Section 414(b) or (c) of the IRC (and Sections 414(m) and (o) of the IRC for purposes of provisions relating to
Section 412 of the IRC).

Credit Agreement/SureWest Communications

         "ERISA Event" means, with respect to Borrower, any ERISA Affiliate or
          -----------
any Pension Plan, the occurrence of any of the following: (a) a Reportable Event; (b) a withdrawal by a substantial employer (as defined in Section 4001(a)(12) of ERISA) subject to Section 4063 of ERISA; (c) a cessation of operations which is treated as a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a Multi-employer Plan; (e) a notification that a Multi-employer Plan is in reorganization under Section 4242 of ERISA; (f) the filing of a notice of intent to terminate a Pension Plan under 4041 of ERISA; (g) the treatment of an amendment of a Pension Plan as a termination under 4041 of ERISA; (h) the termination of a Multi-employer Plan under Section 4041A of ERISA; (i) the commencement of proceedings by the PBGC to terminate a Pension Plan under 4042 of ERISA; (j) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan; or (k) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

         "Facility" and "Facilities" mean, respectively, each of the Term Loan
          --------       ----------
Facility and the Revolving Loan Facility and, collectively, both of the Term Loan Facility and the Revolving Loan Facility.

         "FCC" means the Federal Communications Commission, or any other similar
          ---
or successor agency of the federal government administering the Communications Act.

         "GAAP" means generally accepted accounting principles as set forth in
          ----
statements from Auditing Standards No. 69, as amended, entitled "The Meaning of `Present Fairly in Conformance with Generally Accepted Accounting Principles in the Independent Auditors Reports'" issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

         "Governmental Approvals" means all authorizations, consents, approvals,
          ----------------------
licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities, including all Licenses.

         "Governmental Authority" means any nation, province, or state or any
          ----------------------
political subdivision of any of the foregoing, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including the FCC and any PUC.

Credit Agreement/SureWest Communications

         "Indebtedness" as applied to any Person, means, without duplication:
          ------------
(i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases or other capitalized agreements that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services, except trade payables arising in the ordinary course of business not more than 90 days past due; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, but only to the extent of the fair value of such property or asset; (vi) fixed rate hedging obligations that are due (after giving effect to any period of grace or notice requirement applicable thereto) and remain unpaid;
(vii) obligations with respect to principal under Contingent Obligations (other than any performance bond) for the repayment of money or the deferred purchase price of property, whether or not then due and payable (calculated as the amount of such principal); (viii) obligations with respect to stated amounts of Letter of Credit Liability; and (ix) obligations under partnership, organizational or other agreements to fund capital contributions or other equity calls with respect to any Person or investment, or to redeem, repurchase or otherwise make payments in respect to capital stock or other securities of such Person.

         "Interest Coverage Ratio" means the ratio derived by dividing (i)
          -----------------------
EBITDA by (ii) total interest expense, in each case for the then most recently completed four fiscal quarters.

         "Interest Rate Agreement" means any interest rate swap, hedge, cap,
          -----------------------
collar or similar agreement or arrangement designed to protect Borrower against fluctuations in interest rates.

         "Investment" means (i) any direct or indirect purchase or other
          ----------
acquisition by Borrower or any of its Subsidiaries of any beneficial interest in, including stock, partnership interest or other equity securities of, any other Person, other than trade associations and similar organizations purchased or acquired in the ordinary course of business; and (ii) any direct or indirect loan, advance, guarantee, assumption of liability or other obligation of liability, or capital contribution by Borrower or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "IRC" means the Internal Revenue Code of 1986, as amended from time to
          ---
time, and all rules and regulations promulgated thereunder.

         "Letter of Credit Liability" means, as to each Letter of Credit, all
          --------------------------
reimbursement obligations of Borrower to CoBank consisting of (a) the amount available to be drawn or which may become available to be drawn; (b) all amounts which have been paid and made available by CoBank to the extent not reimbursed by Borrower, whether by the making of a Revolving Loan or otherwise; and (c) all accrued and unpaid interest, fees and expenses with respect thereto. In the case of any Letter of Credit that is issued in a currency other than United Stated Dollars, the corresponding Letter of Credit Liability shall be determined in United States Dollars based on the currency exchange rate from time to time applicable to the issuer of such Letter of Credit.

         "Leverage Ratio" means, for any period, the ratio derived by dividing
          --------------
all Indebtedness as of the last day of the applicable period by EBITDA, in each case as determined for the immediately preceding four fiscal quarters.

Credit Agreement/SureWest Communications

         "LIBOR" means the rate (rounded upward to the nearest sixteenth and
          -----
adjusted for reserves required on Eurocurrency Liabilities (as defined in Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended) for banks subject to such Regulation D or required by any other federal law or regulation) quoted by the British Bankers Association at 11:00 a.m. London time two (2) Banking Days before the commencement of the Interest Period for the offering of U.S. dollar deposits in the London interbank market for the Interest Period designated by Borrower, as published by Bloomberg or another major information vendor listed on British Bankers Association's official website.

         "LIBOR Loans" means Loans accruing interest at rates determined by
          -----------
reference to the LIBOR.

         "LIBOR Margin" means the applicable percent per annum determined in
          ------------
accordance with Subsection 1.2(B).

         "Licenses" means any material telephone, long distance, cellular
          --------
telephone, microwave, personal communications or other telecommunications or similar license, authorization, waiver, certificate of compliance, franchise, approval or permit, whether for the acquisition, construction or operation of any Telecommunications System, granted or issued by the FCC or any applicable PUC and held by Borrower or any of its Subsidiaries, all of which are listed as of the Closing Date on Schedule 5.13(A).

         "Lien" means any lien, mortgage, pledge, security interest, charge or
          ----
encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement and any lease in the nature thereof), and any agreement to give any lien, mortgage, pledge, security interest, charge or encumbrance.

         "Loan" or "Loans" means an advance or advances under both of the Term
          ----      -----
Loan Commitment and the Revolving Loan Commitment.

         "Loan Commitment" or "Loan Commitments" mean, respectively, each of the
          ---------------      ----------------
Term Loan Commitment and the Revolving Loan Commitment and collectively, both of the Term Loan Commitment and the Revolving Loan Commitment.

         "Loan Documents" means this Agreement, the Notes, the Letters of
          --------------
Credit, any Related Interest Rate Agreement and all other instruments, documents and agreements executed and delivered concurrently herewith or at any time hereafter to or for the benefit of CoBank in connection with the Loans and other transactions contemplated by this Agreement, all as amended, supplemented or modified from time to time.

         "Material Adverse Effect" means (i) a material adverse effect upon the
          -----------------------
business, operations, properties, assets or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, or (ii) the material impairment of the ability of Borrower or any of its Subsidiaries to perform its obligations under any Loan Document to which it is a party or of CoBank to enforce any Loan Document or collect any of the Obligations. In determining whether any individual event could reasonably be expected to have a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to have a Material Adverse Effect.

Credit Agreement/SureWest Communications

         "Material Contracts" means (a) any contract or any other agreement,
          ------------------
written or oral, of Borrower or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $1,000,000 per annum, and (b) any other contract or agreement, written or oral, of Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect; provided, however, that any (i) vendor contract or (ii) contract or agreement which is terminable by a party other than Borrower or any of its Subsidiaries without cause upon notice of 95 days or less shall not be considered a Material Contract.

         "Multi-employer Plan" means a Multi-employer plan as defined in Section
          -------------------
4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate makes, is making, made, or was at any time during the current year or the immediately preceding 6 years obligated to make contributions.

         "Net Proceeds" means cash proceeds received by Borrower or any of its
          ------------
Subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (i) the costs of such sale, lease, transfer or other disposition (including taxes attributable to such sale, lease or transfer) and (ii) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed.

         "Note" or "Notes" means one or more of the Term Loan Notes and the
          ----      -----
Revolving Notes.

         "Note Purchase Agreement" means that certain Note Purchase Agreement,
          -----------------------
dated as of December 9, 1998, between Borrower and the purchasers listed on Schedule A thereto, as supplemented by that certain Supplement to Note Purchase Agreement, dated as of March 13, 2003, between Borrower and the purchasers listed on Schedule A thereto, and as further amended, supplemented, modified, extended or restated from time to time.

         "Obligations" means all obligations, liabilities and indebtedness of
          -----------
every nature of Borrower from time to time owed to CoBank under the Loan Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest, all reimbursement obligations in respect of any Letters of Credit and all fees, costs and expenses thereunder, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under the Bankruptcy Code by or against Borrower or any of its Subsidiaries.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Person
          ----
succeeding to the functions thereof.

         "Pension Plan" means a pension plan (as defined in Section 3(2) of
          ------------
ERISA) subject to Title IV of ERISA which any Borrower or an ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions or, in the case of a Multi-employer Plan, has made contributions at any time during the current year or the immediately preceding six plan years.

Credit Agreement/SureWest Communications

         "Permitted Encumbrances" means the following:
          ----------------------

                    (1) Liens for taxes, assessments or other governmental charges not yet due and payable unless the same are being diligently contested in good faith and by appropriate proceedings and then only if and to the extent that adequate reserves therefor are maintained in accordance with GAAP;

                    (2) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than 90 days delinquent or which are being contested in good faith; provided that a reserve or other appropriate provision shall have been made therefor;

                    (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security (other than any Lien imposed by the Employee Retirement Income Security Act of 1974 or any rule or regulation promulgated thereunder), or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                    (4) deposits, in an aggregate amount not to exceed $1,000,000, made in the ordinary course of business to secure liability to insurance carriers or others;

                    (5) any attachment or judgment Lien not constituting an Event of Default under Subsection 6.1(I);

                    (6) easements, rights of way, restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

                    (7) Liens in favor of CoBank as set forth in Subsection 2.7;

                    (8) Liens securing purchase money security agreements and capital leases permitted under Section 3.1(G), provided that such Liens do not encumber any property other than the items purchased with the proceeds of such Indebtedness or leased pursuant to such Indebtedness and such liens do not secure any amounts other than amounts necessary to purchase or lease such items; and

                    (9) other Liens securing Priority Debt of Borrower or any Subsidiary not otherwise permitted by this definition of Permitted Encumbrances, provided that Priority Debt incurred after December 8, 1998 does not exceed 15% of Consolidated Net Worth as of the most recently completed fiscal quarter of Borrower.

Credit Agreement/SureWest Communications

         "Person" means and includes natural persons, corporations, limited
          ------
liability companies, limited partnerships, limited liability partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

         "Plan" means an employee benefit plan (as defined in Section 3(3) of
          ----
ERISA) which any Borrower or an ERISA Affiliate sponsors or maintains or to which any Borrower or an ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan.

         "Priority Debt" means (without duplication) the sum of (a) unsecured
          -------------
Indebtedness of the Subsidiaries other than Indebtedness owing to Borrower or any other Subsidiary and (b) Indebtedness of Borrower and its Subsidiaries secured by a Lien described in clause (9) of the definition of Permitted Encumbrances.

         "PUC" means any state, provincial or other local regulatory agency or
          ---
body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any Telecommunications System or over Persons who own, construct or operate a Telecommunications System, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in any such jurisdiction.

         "Quoted Rate" means a fixed annual interest rate for a selected Quoted
          -----------
Rate Period to be quoted by CoBank in its sole and absolute discretion.

         "Quote Rate Loans" means Loans accruing interest at Quoted Rates.
          ----------------

         "Related Interest Rate Agreement" means any Interest Rate Agreement
          -------------------------------
entered into between CoBank and Borrower to hedge the interest rate exposure applicable to any portions of the Loans.

         "Reportable Event" means any of the events set forth in Section 4043(c)
          ----------------
of ERISA or the regulations thereunder, other than any such event for which the 30 day notice requirement under ERISA has been waived in regulations issued by the PBGC.

         "Restricted Investment" means all Investments except (i) property to be
          ---------------------
used in the ordinary course of business; (ii) current assets arising from the sale of goods and services in the ordinary course of business; (iii) Investments in one or more Subsidiaries or any Person that concurrently becomes a Subsidiary; (iv) Investments existing on December 9, 1998; (v) Investments in obligations, maturing within one year, issued by or guaranteed by the United States of America or an agency thereof; (vi) Investments in municipal securities, maturing within one year, which are rated in one of the top two ratings classifications by at least one national rating agency; (vii) Investments in certificates of deposit or banker's acceptances issued by Bank of America or other commercial banks which are rated in one of the top two rating classifications by at least one national rating agency; (viii) Investments in commercial paper, maturing within 270 days, rating in one of the top two rating classifications by at least one national rating agency; and (ix) Investments in money market instrument programs which are classified as current assets in accordance with GAAP.

Credit Agreement/SureWest Communications

         "Restricted Junior Payment" means: (i) any dividend or other
          -------------------------
distribution, direct or indirect, on account of any equity interest in Borrower, including any shares of any class of stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any equity interest in Borrower, including any shares of any class of stock of Borrower now or hereafter outstanding; (iii) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subject to subordination provisions for the benefit of CoBank; and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any equity interest in Borrower, including any shares of any class of stock of Borrower now or hereafter outstanding.

         "Revolving Loan" or "Revolving Loans" means an advance or advances
          --------------      ---------------
under the Revolving Loan Commitment.

         "Revolving Loan Commitment" means, initially, $25,000,000, as such
          ------------------------
amount is reduced from time to time as provided in this Agreement.

         "Revolving Loan Expiration Date" means the earlier of (i) the
          ------------------------------
suspension (subject to reinstatement) of CoBank's obligations to make Loans pursuant to Subsection 6.2, (ii) the acceleration of the Obligations pursuant to Subsection 6.3 or (iii) June 30, 2013.

         "Revolving Loan Facility" means, the revolving loan credit facility
          -----------------------
extended to Borrower pursuant to Section 1.1(B).

         "Revolving Note" or "Revolving Notes" means one or more of the notes of
          --------------      ---------------
Borrower substantially in the form of Exhibit 10.1(A), or any combination thereof, and any replacements, restatements, renewals or extensions of any such notes, in whole or in part.

         "Subsidiary" means, with respect to any Person, any corporation,
          ----------
partnership, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "Telecommunications System" means a telephone, long distance, internet,
          -------------------------
data services, video and satellite services, wireless telecommunications, telephone directories, fiber and cable leasing, telecommunications equipment, including hand sets, rental, leasing, installation, selling or maintenance system or business and shall include a microwave system or a paging system operated in connection with (and in the same general service area as) any of the foregoing systems, and businesses related thereto.

         "Term Loan" means the Loan under the Term Loan Commitment.
          ---------

         "Term Loan Availability Expiration Date" means the earlier of (i) the
          --------------------------------------
suspension (subject to reinstatement) of CoBank's obligations to make Loans pursuant to Subsection 6.2, (ii) the acceleration of the Obligations pursuant to Subsection 6.3 or (iii) December 31, 2007.

         "Term Loan Commitment" means $75,000,000, as such amount is reduced
          --------------------
from time to time as provided in this Agreement.

Credit Agreement/SureWest Communications

         "Term Loan Facility" means the term loan credit facility extended to
          ------------------
Borrower pursuant to Subsection 1.1(A).

         "Term Loan Maturity Date" means the earlier of (i) the acceleration of
          -----------------------
the Obligations pursuant to Subsection 6.3 or (ii) June 30, 2016.

         "Term Loan Note" or "Term Loan Notes" means one or more of the notes of
          --------------      ---------------
Borrower substantially in the form of Exhibit 10.1(B), or any combination thereof, and any replacements, restatements, renewals or extensions of any such notes, in whole or in part.

         10.2  Other Definitional Provisions. References to "Sections,"
               -----------------------------
"Subsections," "Exhibits" and "Schedules" shall be to Sections, Subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Subsection 10.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

Credit Agreement/SureWest Communications

         Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                       SUREWEST COMMUNICATIONS

                                       By: /s/ Steven C. Oldham
                                           -------------------------------------
                                           Steven C. Oldham, President and Chief
                                           Executive Officer

                    [Signatures Continued on Following Page]

Credit Agreement/SureWest Communications

                    [Signatures Continued from Previous Page]

                                       COBANK, ACB

                                       By: /s/ Ted Koerner
                                           -------------------------------------
                                           Ted Koerner, Vice President

                                   EXHIBIT 1.3

                             SureWest Communications

                                     FORM OF
                   NOTICE OF BORROWING/CONVERSION/CONTINUATION

CoBank, ACB
5500 S. Quebec Street
Greenwood Village, Colorado 80111
Attention:_______________________

Ladies and Gentlemen:

                  Pursuant to the Credit Agreement, dated as of May __, 2006 (as such loan agreement may hereafter be amended, modified or supplemented, the "Credit Agreement") between SureWest Communications ("Borrower") and CoBank, ACB ("CoBank"), Borrower hereby requests that CoBank take the actions indicated below. Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement.

                  Note:  The following requirements apply to all requests:

                  -        Requests  must be made no later than 11:00 a.m.
                           (Denver,  Colorado  time) on a Business Day.

                  - In the case of a borrowing of or conversion to or continuation of the Base Rate Loan or a Quoted Rate Loan, requests must be made at least one Business Day in advance of the proposed borrowing, conversion or continuation date.

                  - In the case of a borrowing of or conversion to or continuation of a LIBOR Loan, requests must be made at least three Banking Days in advance of the proposed borrowing, conversion or continuation date.

                  - Borrowings under the Base Rate Loan must be in a minimum amount of $100,000 and whole multiples of $5,000 in excess of $100,000.

                  - LIBOR Loans must be in a minimum amount of $1,000,000 and whole multiples of $250,000 in excess of $1,000,000.

                  - Quoted Rate Loans must be in a minimum account of $10,000,000 and whole multiples of $1,000,000 in excess of $10,000,000.

                  - No more than a combined total of five LIBOR Loans and Quoted Rate Loans under the Facilities may be outstanding at any one time.

___      REQUEST FOR BORROWING:

         Borrower hereby requests an advance under the _________
         [Term/Revolving] Loan Facility. In connection with such request, Borrower hereby certifies as follows:

                           (a)      The _________ [Term/Revolving] Loan
                                    Commitment as reduced pursuant to the Credit
                                    Agreement is $__________________; and

                           (b) The aggregate principal balance of _________ [Term/Revolving] Loans _________
                                    [advanced/outstanding] (not including this requested Loan) is $_____________; and

                           (c) [The aggregate amount of all outstanding Letter of Credit Liability is
                                    $_____________; and]

                           (d)      Therefore, the available _________
                                    [Term/Revolving] Loan Commitment is
                                    $_______________. [(a) minus (b) (and in the
                                    case of the Revolving Loan Commitment, also minus (c)]

         Borrower hereby requests under the _________ [Term/Revolving] Loan Facility an advance of $_____________________, to be made on ____________ and to bear interest pursuant to the interest rate option(s) checked below [check all applicable]:

         ___ A portion of the Base Rate Loan in the principal amount of $____________

         ___ A LIBOR Loan in the principal amount of $____________, for an Interest Period of [check one]:

                  __1 month      __2 months        __3 months      __6 months
                  __9 months      __12 months

         ___ A Quoted Rate Loan in the principal amount of $_________, of a Quoted Rate Period of __________, commencing __________

___      REQUEST FOR CONVERSION:

         Borrower hereby requests that the following Loan(s) be converted to new interest rate option(s) as indicated:

         Description of Loan(s) to be Converted [check one]:
         --------------------------------------

         ___      On   _________,   convert   $________________   of  the  Base
                  Rate  Loan  under  the   _________ [Term/Revolving] Loan
                  Facility

         ___ Upon expiration of its current Interest Period, convert the LIBOR Loan under the _________ [Term/Revolving] Loan Facility in the principal amount of $_______________, the Interest Period for which expires on: _____________

         ___ Upon expiration of its current Quoted Rate Period, convert the Quoted Rate Loan under the _________ [Term/Revolving] Loan Facility in the principal amount of $_______________, the Quoted Rate Period for which expires on: _____________

         Description of New Loan(s) [check all applicable]:
         --------------------------

         ___ to a Base Rate Loan in the principal amount of $_________________

         ___ to a Quoted Rate Loan in the principal amount of $_________________, for a Quoted Rate Period of
                  _________________, commencing _________________

         ___ to a LIBOR Loan in the principal amount of $___________________, for an Interest Period of [check one]:

                  __1 month __2 months __3 months __6 months __9 months __12 months

___      REQUEST FOR CONTINUATION:

         Borrower hereby requests that the interest rate option(s) applicable to the following loan(s) be continued as indicated:

         Upon expiration of its current Interest Period, continue the LIBOR Loan under the _________ [Term/Revolving] Loan Facility in the principal amount of $____________, the current Interest Period for which expires on _______ for a new Interest Period of:

         __1 month __2 months __3 months __6 months __9 months __12 months

         Upon expiration of its current Quoted Rate Period, continue the Quoted Rate Loan and the _________ [Term/Revolving] Loan Facility in the principal amount of $____________, the current Quoted Rate Period for which expires on _______ for a new Quoted Rate Period of _______

         The undersigned hereby certifies that both before and after giving effect to the borrowing, conversion or continuation request above, (i) all of the representations and warranties contained in the Credit Agreement and the other Loan Documents, are true, correct and complete in all material respects as of the date hereof as and to the extent provided in Section 7.2(B) of the Credit Agreement, (ii) no Default or Event of Default has occurred and is continuing or would result on the date hereof, (iii) since December 31, 2005, there has not occurred any event or condition that has had or could reasonably be expected to have a Material Adverse Effect, (iv) the undersigned is authorized to execute and deliver this Notice on behalf of Borrower, and (v) the Loan Documents remain in full force and effect as to Borrower.

                                                 SUREWEST COMMUNICATIONS

                                                 By:    ------------------------
                                                 Name:  ------------------------
                                                 Title: ------------------------

                                                 Date:  ------------------------

                                 EXHIBIT 4.4(C)

                                     FORM OF
                             COMPLIANCE CERTIFICATE

         THIS COMPLIANCE CERTIFICATE is given by __________________ and __________________, the [chief financial officer] of SUREWEST COMMUNICATIONS ("Borrower") pursuant to Subsection 4.4(C) of that certain Credit Agreement, dated as of May __, 2006 (as such agreement may hereafter be amended, modified or supplemented, the "Credit Agreement"), among Borrower and CoBank, ACB. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

         I hereby certify as follows:

         1. I am the [chief financial officer] of Borrower, and as such possess the knowledge and authority to certify to the matters set forth in this Compliance Certificate, and hereby certify that the matters set forth below are true and accurate to the best of my present knowledge, information and belief after due inquiry;

         2. Attached hereto as Annex A are the [audited/unaudited] [annual/quarterly] financial statements of Borrower, for the fiscal [year/quarter] ended ______________, as required by Subsection 4.4[(A)/(B)] of the Credit Agreement. Such financial statements were prepared in accordance with GAAP consistently applied (except as expressly provided in the Credit Agreement), fairly present the condition of Borrower during the periods covered thereby and as of the dates thereof, and are in a format that demonstrates any accounting or formatting changes that may be required by various jurisdictions in which the business of Borrower is conducted (to the extent not inconsistent with GAAP);

         3. As of the date of such financial statements, Borrower is in compliance with the covenants set forth in Section 4 of the Credit Agreement. Attached hereto as Annex B are calculations which demonstrate the compliance by Borrower with such covenants; and

         4. I have reviewed the activities of Borrower, and consulted with appropriate representatives of Borrower during the fiscal [year/quarter] ended ______________, and reviewed the Credit Agreement and the other Loan Documents. As of the date of this Compliance Certificate, there is no condition, event or act which constitutes a Default or an Event of Default under the Credit Agreement, except as disclosed on Annex C hereto.

         IN WITNESS WHEREOF, I have executed this Compliance Certificate as of _____________, _____.

                                                     ---------------------------
                                                     [chief financial officer]
                                                     SureWest Communications

                                     ANNEX A
                                     -------

                    Annual (audited) or Quarterly (unaudited)
                              Financial Statements

                                     ANNEX B
                                     -------

                     Financial Covenant Compliance Worksheet

                                  COVENANT 4.1

                                 LEVERAGE RATIO

         As of the fiscal year/quarter ended ______________, __________.

(A)   Indebtedness                                         $____________________

(B) EBITDA (the sum of 1 through 4, without duplication; (calculated for the then most recently completed four fiscal quarters))

      1.   Net income or deficit (excluding
            extraordinary gains, the write up of any
            asset or gain and excluding any
            extraordinary, non-cash losses, the write
            down of any asset and loss realized upon sale
            of any asset), plus                            $____________________

      2.   Total interest expense (including non-cash
            interest), plus                                $____________________

      3.   Depreciation and amortization expense, plus     $____________________

      4.   Income and franchise taxes, federal,
            state or local                                 $____________________

      Sum of 1 through 4                                   $____________________

Leverage Ratio = (A) / (B)                                 =        :1.0

Required Ratio:                                            Not more than 3.0:1.0

Compliance:    Yes      No

                                  COVENANT 4.2

                             INTEREST COVERAGE RATIO

     As of the fiscal quarter/year ended ____________________, ____________.

     (Calculated for the then most recently completed four fiscal quarters)

(A)    EBITDA                                              $____________________

(B)    Cash interest expense                               $____________________

Pro Forma Debt Service Coverage Ratio = (A) / (B)          =        :1.0

Required Ratio:                                            Not less than 3.0:1.0

Compliance:       Yes    No

                                  COVENANT 4.3

                                    NET WORTH

          As of the fiscal quarter/year ended __________, ____________.

(A)    Consolidated Net Worth                         $_________________________

(B)    Greater of (i) $0 or (ii) the result
        of (a) Restricted Investments incurred
        after December 9, 1998 minus (b) 10% of
        Consolidated Net Worth                        $_________________________

Net Worth = (A) - (B)                                 =$________________________

Required Amount:                                      Not less than $160,000,000

Compliance:       Yes    No

                                 EXHIBIT 10.1(A)

                                     FORM OF
                                 REVOLVING NOTE

                             SUREWEST COMMUNICATIONS

[$___________]                                                   ______ __, 2006

         FOR VALUE RECEIVED, the undersigned ("Borrower"), hereby unconditionally promises to pay to the order of __________ ("Lender") in lawful money of the United States of America and in immediately available funds, the principal sum of [_________________ UNITED STATES DOLLARS (US $__________)], or if less, the aggregate unpaid principal amount of all advances made to Borrower by Lender pursuant to Subsection 1.1(B) of the Credit Agreement described below, at such times and in the manner specified therein.

         This Revolving Note is payable on the dates and in the amounts set forth in the Credit Agreement described below. This Revolving Note may be prepaid in whole or in part at any time subject to the terms of the Credit Agreement described below.

         This Revolving Note is one of the Notes referred to in, was executed and delivered pursuant to, evidences indebtedness of Borrower incurred under, and is subject to all terms and conditions of, that certain Credit Agreement, dated as of the date hereof, between Borrower and Lender (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"), to which reference is hereby made for a statement of, among other things, the terms and conditions under which the indebtedness evidenced hereby was made and is to be repaid and for a statement of Lender's remedies upon the occurrence of an Event of Default, including without limitation, the remedy of acceleration. Capitalized terms used herein but not otherwise specifically defined shall have the meanings ascribed to such terms in the Credit Agreement.

         Borrower unconditionally promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rates from time to time applicable to the Revolving Loans as determined in accordance with the Credit Agreement; provided, however, that upon the occurrence and during the continuance of an Event of Default, Borrower promises to pay interest on the outstanding principal balance of this Revolving Note at the rate of interest applicable following the occurrence of an Event of Default as determined in accordance with the Credit Agreement.

         Interest on this Revolving Note shall be payable, at the times and from the dates specified in the Credit Agreement for the Revolving Loans, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Credit Agreement. From and after the date when the principal balance hereof becomes due and payable, whether by acceleration or otherwise, interest hereon shall be payable on demand, subject to any grace or cure period set forth in the Credit Agreement. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, such excess shall be applied in accordance with the terms of the Credit Agreement. The indebtedness evidenced by this Revolving Note is secured pursuant to the terms of the Loan Documents.

         Except for any notices expressly required by the Loan Documents and as otherwise required by applicable law, Borrower hereby waives demand, presentment and protest and notice of demand, presentment, protest and nonpayment.

         Borrower further agrees, subject only to any limitation imposed by applicable law or the Loan Documents, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by Lender in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS THAT REQUIRE OR PERMIT APPLICATION OF THE LAWS OF ANY OTHER STATE OR JURISDICTION) AND DECISIONS OF THE STATE OF COLORADO. Whenever possible each provision of this Revolving Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Revolving Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity in such jurisdiction, without invalidating the remainder of such provision or the remaining provisions of this Revolving Note or the effectiveness and validity of such prohibited or invalid provision in any other jurisdiction. Whenever in this Revolving Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and in the case of Lender, any financial institution to which it has sold or assigned all or any part of its interest in the Revolving Loans or in its commitment to make the Revolving Loans as permitted by the Credit Agreement. The provisions of this Revolving Note shall be binding upon and shall inure to the benefit of such permitted successors and assigns. Borrower's respective successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

         IN WITNESS WHEREOF, Borrower has caused this note to be executed and delivered, by its duly authorized officer, on the date first shown above.

                                             SUREWEST COMMUNICATIONS

                                             By:   -----------------------------
                                             Name: -----------------------------

                                 EXHIBIT 10.1(B)

                                     FORM OF
                                 TERM LOAN NOTE

                             SUREWEST COMMUNICATIONS

[$___________]                                                   ______ __, 2006

         FOR VALUE RECEIVED, the undersigned ("Borrower"), hereby unconditionally promises to pay to the order of __________ ("Lender") in lawful money of the United States of America and in immediately available funds, the principal sum of [_________________ UNITED STATES DOLLARS (US $__________)], or if less, the aggregate unpaid principal amount of all advances made to Borrower by Lender pursuant to Subsection 1.1(A) of the Credit Agreement described below, at such times and in the manner specified therein.

         This Term Loan Note is payable in installments on the dates and in the amounts set forth in the Credit Agreement described below. This Term Loan Note may be prepaid in whole or in part at any time subject to the terms of the Credit Agreement described below.

         This Term Loan Note is one of the Notes referred to in, was executed and delivered pursuant to, evidences indebtedness of Borrower incurred under, and is subject to all terms and conditions of, that certain Credit Agreement, dated as of the date hereof, between Borrower and Lender (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"), to which reference is hereby made for a statement of, among other things, the terms and conditions under which the indebtedness evidenced hereby was made and is to be repaid and for a statement of Lender's remedies upon the occurrence of an Event of Default, including without limitation, the remedy of acceleration. Capitalized terms used herein but not otherwise specifically defined shall have the meanings ascribed to such terms in the Credit Agreement.

         Borrower unconditionally promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rates from time to time applicable to the Term Loan as determined in accordance with the Credit Agreement; provided, however, that upon the occurrence and during the continuance of an Event of Default, Borrower promises to pay interest on the outstanding principal balance of this Term Loan Note at the rate of interest applicable following the occurrence of an Event of Default as determined in accordance with the Credit Agreement.

         Interest on this Term Loan Note shall be payable, at the times and from the dates specified in the Credit Agreement for the Term Loan, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Credit Agreement. From and after the date when the principal balance hereof becomes due and payable, whether by acceleration or otherwise, interest hereon shall be payable on demand, subject to any grace or cure period set forth in the Credit Agreement. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, such excess shall be applied in accordance with the terms of the Credit Agreement. The indebtedness evidenced by this Term Loan Note is secured pursuant to the terms of the Loan Documents.

         Except for any notices expressly required by the Loan Documents and as otherwise required by applicable law, Borrower hereby waives demand, presentment and protest and notice of demand, presentment, protest and nonpayment.

         Borrower further agrees, subject only to any limitation imposed by applicable law or the Loan Documents, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by Lender in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         THIS TERM LOAN NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS THAT REQUIRE OR PERMIT APPLICATION OF THE LAWS OF ANY OTHER STATE OR JURISDICTION) AND DECISIONS OF THE STATE OF COLORADO. Whenever possible each provision of this Term Loan Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Term Loan Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity in such jurisdiction, without invalidating the remainder of such provision or the remaining provisions of this Term Loan Note or the effectiveness and validity of such prohibited or invalid provision in any other jurisdiction. Whenever in this Term Loan Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and in the case of Lender, any financial institution to which it has sold or assigned all or any part of its interest in the Term Loan or in its commitment to make the Term Loan as permitted by the Credit Agreement. The provisions of this Term Loan Note shall be binding upon and shall inure to the benefit of such permitted successors and assigns. Borrower's respective successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

         IN WITNESS WHEREOF, Borrower has caused this note to be executed and delivered, by its duly authorized officer, on the date first shown above.

                                             SUREWEST COMMUNICATIONS

                                             By:   -----------------------------
                                             Name: -----------------------------